As filed with the Securities and Exchange Commission on April 4, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

NORFOLK SOUTHERN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	4011	52-1188014
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

Three Commercial Place

Norfolk, Virginia 23510-2191

(757) 629-2680

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James A. Squires, Esq.

Three Commercial Place

Norfolk, Virginia 23510-2191

(757) 629-2680

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

David J. Goldschmidt, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

(212) 735-3000

Approximate date of commencement of proposed sale of the securities to the public:    As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the sale offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Notes of Norfolk Southern Corporation(1)	$450,000,000	$450,000,000	$52,965
Notes of Norfolk Southern Corporation(2)	$350,000,000	$350,000,000	$41,195
Total . . . . . . . . . . . .	$800,000,000	$800,000,000	$94,160

(1)	Proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(1) under the Securities Act. For the Notes to be registered in an aggregate principal amount of $450,000,000, the fee is based on the sum of the stated maximum principal amount of 7.25% Notes and 9.00% Notes of the Registrant that will be accepted by the Registrant in the exchange transaction ($200,000,000 and $250,000,000, respectively), multiplied by the average bid and ask market price on March 28, 2005 for the 7.25% Notes (118.252%) and March 31, 2005 for the 9.00% Notes (134.662%), respectively, represented as a percentage of par, less the estimated maximum cash amount to be paid by the Registrant for the 7.25% Notes (18.252%) and the 9.00% Notes (34.662%), respectively, represented as a percentage of par.
(2)	Proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(1) under the Securities Act. For the Notes to be registered in an aggregate principal amount of $350,000,000, the fee is based on the stated maximum principal amount of 7.80% Notes of the Registrant that will be accepted by the Registrant in the exchange transaction ($350,000,000), multiplied by the average bid and ask market price on March 30, 2005 for the 7.80% Notes (124.444%), represented as a percentage of par, less the estimated maximum cash amount to be paid by the Registrant for the 7.80% Notes (24.444%), represented as a percentage of par.
(3)	Exclusive of accrued interest, if any.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses. The first prospectus is to be used in connection with the exchange offer relating to Norfolk Southern Corporation’s 7.80% notes due 2027. The second prospectus is to be used in connection with the exchange offers relating to Norfolk Southern Corporation’s 7.25% notes due 2031 and 9.00% notes due 2021.

The information contained in this document is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED APRIL 4, 2005

PROSPECTUS

NORFOLK SOUTHERN CORPORATION

Offer to Exchange

Up to $350,000,000 Outstanding Aggregate Principal Amount of

7.80% Notes Due 2027

(CUSIP No. 655844 AJ 7)

for

Notes Due 20

(CUSIP No. 655844     )

This exchange offer will expire at 5:00 p.m., New York City time, on     , 2005, unless extended by us (such date and time, as they may be extended, the “expiration date”). In order to be eligible to receive the early participation payment, holders of old notes must tender their old notes on or prior to 5:00 p.m., New York City time, on     , 2005, unless extended by us (such date and time, as they may be extended, the “early participation date”).

The Exchange Offer

We are offering to holders of our outstanding 7.80% notes due 2027, the “old notes” or “outstanding notes,” an opportunity to exchange into new notes due 20     or the “new notes,” in an aggregate principal amount to be determined in the manner set forth in this prospectus.

We will exchange up to $350,000,000 aggregate principal amount of the old notes for new notes. The exchange offer is subject to the condition that at least $200,000,000 aggregate principal amount of old notes be validly tendered and not withdrawn by the expiration of the exchange offer as well as certain other conditions. We may not waive this minimum $200,000,000 tender condition. If old notes having an aggregate principal amount in excess of $350,000,000 are validly tendered and not withdrawn, we will accept for exchange up to $350,000,000 aggregate principal amount of old notes on a pro rata basis among the tendering holders. Subject to these and the other terms and conditions set forth herein:

If you validly tender old notes on or prior to the early participation date, and do not withdraw such tenders, you will receive for each $1,000 principal amount of old notes tendered and accepted:

•	A principal amount of our new notes equal to the principal amount of old notes tendered; plus

•	A cash amount equal to the total exchange price, minus the principal amount of new notes issued.

If you validly tender old notes after the early participation date, but on or prior to the expiration date, and do not withdraw such tenders, you will receive for each $1,000 principal amount of old notes tendered and accepted:

•	A principal amount of our new notes equal to the principal amount of old notes tendered; plus

•	A cash amount equal to the total exchange price, minus the principal amount of new notes issued, minus the early participation payment.

Determination of the Total Exchange Price

The total exchange price for the old notes (calculated on the second business day prior to the expiration date) is equal to the price per $1,000 principal amount of the old notes (as calculated herein and rounded to the nearest cent) intended to result in a yield to maturity (the “exchange offer yield”) on the “settlement date” equal to the sum of : (i) the fixed spread listed below, plus (ii) the bid-side yield on the reference U.S. Treasury Security listed below.

Security	Outstanding Principal Amount	Maturity Date	Bloomberg Page	Reference U.S. Treasury Security	Fixed Spread (in basis points)
7.80% Notes Due 2027	$800,000,000	May 15, 2027	PX1	5.375% due February 15, 2031

In addition, holders whose old notes are accepted for exchange will receive a cash payment representing accrued and unpaid interest to, but not including, the settlement date.

In the event that the expiration date is extended by more than two full business days, a new price determination date may be established with respect to the exchange offer. In the event that the expiration date is extended for two full business days or less, the price determination date will remain the same.

Early Participation Payment

We want to encourage holders to tender early. Accordingly, the total exchange price, for each $1,000 principal amount of old notes tendered and accepted, includes an early participation payment of     , which payment shall be in cash, the “early participation payment.” Only holders who validly tender their old notes on or prior to the early participation date and do not withdraw their tenders will receive the early participation payment. Holders who validly tender their old notes after the early participation date and do not withdraw their tenders will not receive the portion of the total exchange price attributable to the early participation payment.

The New Notes

The new notes will mature on     , 20     and will bear interest at a rate per annum equal to the sum of (a) the yield on the 5.375% U.S. Treasury Security due February 15, 2031, as of 2:00 p.m., New York City time (as indicated on the Bloomberg screen page PX1), on the second business day prior to the expiration date, and (b)     % (     basis points). The interest rate will be rounded to the nearest 0.01% or to the nearest 0.125% (if within 0.005%), per market convention. We may redeem the new notes prior to maturity, in whole or in part, as described in this prospectus. See “Description of New Notes.”

Old notes validly tendered may be withdrawn at any time prior to the expiration date.

See the section entitled “ Risk Factors” that begins on page 10 for a discussion of the risks that you should consider prior to tendering your outstanding notes for exchange.

The joint-lead dealer managers for the exchange offer are:

Coordinator Deutsche Bank Securities	Merrill Lynch & Co.

The co-dealer managers for the exchange offer are:

Citigroup	Barclays Capital

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2005.

You should rely on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. If anyone does provide you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus speaks only as of the date of this prospectus and the information in the documents incorporated by reference in this prospectus speak only as of the respective dates those documents were filed with Securities and Exchange Commission (the “SEC”). Our business, financial condition, results of operations and prospects may have changed since such dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or incorporated by reference as exhibits to the Registration Statement (as defined herein) of which this prospectus is a part and you may obtain copies of those documents as described herein under “Where You Can Find More Information.”

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to you upon written or oral request to:

Three Commercial Place

Norfolk, Virginia 23510-2191

(757) 629-2680

Attention: Corporate Secretary

To obtain timely delivery, security holders must request the information incorporated by reference no later than five business days prior to the expiration date.

There are no guaranteed delivery provisions provided for in conjunction with the exchange offer under the terms of this prospectus and the accompanying letter of transmittal. Tendering holders must tender their old notes in accordance with the procedures set forth under “The Exchange Offer—Procedures for Tendering Old Notes.”

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PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes the basic terms of the notes we are offering, as well as information regarding our business and detailed financial data. We encourage you to read this prospectus in its entirety. Unless the context otherwise requires, references in this prospectus to “Norfolk Southern,” “the Corporation,” “we,” “our,” “ours” and “us” refer to Norfolk Southern Corporation and its consolidated subsidiaries.

Norfolk Southern Corporation

Norfolk Southern Corporation (“Norfolk Southern” or the “Corporation”) is a Virginia-based holding company that in 1982 acquired control of Southern Railway Company (“Southern”) and Norfolk and Western Railway Company (“N&W”). Effective December 31, 1990, Southern changed its name to Norfolk Southern Railway Company (“NSR”), and Norfolk Southern transferred all of the common stock of N&W to NSR (making N&W a wholly-owned subsidiary of NSR). Effective September 1, 1998, N&W was merged with and into NSR. NSR, with its consolidated subsidiaries, is a common carrier by rail that operates approximately 21,300 route miles in 22 states, the District of Columbia and the province of Ontario, Canada.

As more particularly detailed in the various filings we have incorporated by reference herein, Norfolk Southern and CSX Corporation (“CSR”) secured the approval of the Surface Transportation Board (“STB”), successor to the Interstate Commerce Commission, to own and control Conrail Inc. (“Conrail”), the principal subsidiary of which is Consolidated Rail Corporation (“CRC”), a common carrier that offers rail transportation services in the Northeast United States. Through a jointly-owned entity, Norfolk Southern and CSX own the stock of Conrail. On June 1, 1999, Norfolk Southern and CSX, through their respective railroad subsidiaries, began operating separate portions of Conrail’s rail routes and assets. Substantially all such assets were owned by two wholly-owned subsidiaries of CRC: Pennsylvania Lines LLC (“PPR”) and New York Central Lines LLC (“NYC”). PRR had entered into various operating and leasing arrangements with NSR, and NYC had entered into various operating and leasing arrangements with CSX Transportation, Inc. (“CSXT”). Certain rail assets (“Shared Assets Areas”) are still owned by CRC, which operates them for the joint and exclusive use of NSR and CSXT.

On August 27, 2004, Norfolk Southern, CSX and Conrail, pursuant to STB approval as more particularly detailed in the various filings we have incorporated by reference herein, completed a reorganization of Conrail (the “Conrail Corporate Reorganization”). As part of the Conrail Corporate Reorganization, Conrail restructured its existing unsecured and secured public indebtedness and replaced the operating agreements described above. As a result of the Conrail Corporate Reorganization, PRR and NYC were merged with and into NSR and CSXT, respectively. The Conrail Corporate Reorganization did not involve the Shared Assets Areas, which Conrail continues to own, manage and operate as previously approved by the STB, and will have no effect on the competitive rail service provided in the Shared Assets Areas.

Concurrently with this exchange offer, we have offered to holders of our outstanding 7.25% Notes due 2031 and to holders of our outstanding 9.00% notes due 2021 to exchange into new notes due 20    . This exchange offer is being conducted independently of these other exchange offers and is not conditioned upon their consummation.

Our executive offices are located at Three Commercial Place, Norfolk, Virginia 23510-2191, and our telephone number is (757) 629-2600.

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Summary of the Exchange Offer

Background

The purpose of this exchange offer is to exchange up to $350,000,000 aggregate principal amount of the old notes for new notes. You should read the discussion under the headings “The Exchange Offer” and “Description of New Notes” for further information regarding the new notes to be issued in the exchange offer.

The old notes were issued on May 19, 1997 by Norfolk Southern. As of March 1, 2005, Norfolk Southern had old notes in the aggregate principal amount of $800,000,000 outstanding.

Securities Offered	Notes due 20 .

The Exchange Offer

We are offering to holders of our outstanding 7.80% notes due 2027, the “old notes” or “outstanding notes,” an opportunity to exchange into new notes due 20     or the “new notes,” in an aggregate principal amount to be determined in the manner set forth in this prospectus. Subject to these and the terms and conditions described more fully herein:

If you validly tender old notes on or prior to the early participation date, and do not withdraw such tenders, you will receive for each $1,000 principal amount of old notes tendered and accepted:

•	A principal amount of our new notes equal to the principal amount of old notes tendered; plus

•	A cash amount equal to the total exchange price, minus the principal amount of new notes issued.

If you validly tender old notes after the early participation date but on or prior to the expiration date, and do not withdraw such tenders, you will receive for each $1,000 principal amount of old notes tendered and accepted:

•	A principal amount of our new notes equal to the principal amount of old notes tendered; plus

•	A cash amount equal to the total exchange price, minus the principal amount of new notes issued, minus the early participation payment.

If old notes having an aggregate principal amount in excess of $350,000,000 are validly tendered and not withdrawn, we will accept for exchange up to $350,000,000 aggregate principal amount of old notes on a pro rata basis among the tendering holders.

You may tender your outstanding old notes for exchange by following the procedures described under the heading “The Exchange Offer.”

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Purpose of the Exchange Offer	The purpose of the exchange offer is to refinance a portion of the old notes in order to improve our debt maturity profile.

Determination of the Total Exchange Price

The total exchange price for the old notes (calculated on the second business day prior to the expiration date) will be equal to the price per $1,000 principal amount of the old notes, (as calculated herein and rounded to the nearest cent) intended to result in a yield to maturity (the “exchange offer yield”) on the settlement date equal to the sum of: (i) the yield to maturity on the 5.375% U.S. Treasury Security due February 15, 2031 (the “old bond benchmark treasury yield”) and (ii)      basis points (in accordance with the formula set forth in Annex A hereto).

The yield to maturity on the 5.375% U.S. Treasury Security due February 15, 2031 (calculated to three decimal places in accordance with standard market practice) will be based on the bid-side price, as indicated on the Bloomberg screen page PX1 (or any recognized quotation source selected by the dealer manager in its sole discretion if the Bloomberg Government Pricing Monitor is not available or is manifestly erroneous) at 2:00 p.m., New York City time, on the second business day prior to the expiration date, which we sometimes refer to as the “price determination date.”

Early Participation Payment

We want to encourage holders to tender early. Accordingly, the total exchange price, for each $1,000 principal amount of old notes tendered, includes an early participation payment of $    , which payment shall be in cash. Holders who validly tender their old notes on or prior to the early participation date and do not withdraw their tenders will receive the early participation payment. Holders who validly tender their old notes after the early participation date and do not withdraw their tenders will not receive the portion of the total exchange price attributable to the early participation payment. See “The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes.”

Conditions of the Exchange Offer

We will exchange up to $350,000,000 aggregate principal amount of the old notes for new notes. The exchange offer is subject to the condition that at least $200,000,000 aggregate principal amount of old notes be validly tendered and not withdrawn by the expiration of the exchange offer as well as certain other conditions. We may not waive this minimum $200,000,000 tender condition. See “The Exchange Offer—Conditions to the Exchange Offer.”

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Denomination on New Notes

New notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000. If, under the terms of the exchange offer, any tendering holder is entitled to receive new notes in a principal amount that is not an integral multiple of $1,000, we will round downward the amount of new notes to the nearest integral multiple of $1,000 and pay the difference in cash.

Tenders; Early Participation Date; Expiration Date; Withdrawal

In order to be eligible to receive the early participation payment, holders of old notes must validly tender their old notes on or prior to 5:00 p.m., New York City time, on     , 2005, unless extended by us. The exchange offer will expire at 5:00 p.m., New York City time, on     , 2005, unless we extend it. We will extend the duration of the exchange offer as required by applicable law, and may choose to extend it in order to provide additional time for holders of old notes to tender their old notes for exchange.

Old notes validly tendered may be withdrawn at any time prior to the expiration date. If we decide for any reason not to accept any old notes you have tendered for exchange, those old notes will be returned to you without cost promptly after the expiration or termination of the exchange offer. See “The Exchange Offer—Procedures for Tendering Old Notes,” and “—Withdrawal Rights” for a more complete description of the tender and withdrawal provisions.

Settlement Date	The settlement date of the exchange offer will be the third business day following the expiration date or as soon as practicable thereafter.

Certain U.S. Federal Income Tax Consequences

The exchange of old notes for new notes pursuant to the exchange offer should qualify as a recapitalization under section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, pursuant to which you may recognize gain, but not loss, on such exchange. For a summary of certain U.S. federal income tax consequences of the exchange of old notes for new notes pursuant to the exchange offer see “Certain U.S. Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Exchange Agent and Information Agent	Global Bondholder Services Corporation is serving as the exchange agent and information agent in connection with

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this exchange offer. The address and telephone numbers of Global Bondholder Services Corporation are listed on the back cover of this prospectus.

Dealer Managers

Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are serving as joint-lead dealer managers in connection with this exchange offer and Citigroup Global Markets Inc. and Barclays Capital Inc. are serving as co-dealer managers. The address and telephone numbers of Deutsche Bank Securities Inc. are listed on the back cover of this prospectus.

Procedures for Tendering Outstanding Notes

If you wish to participate in the exchange offer and your old notes are held by a custodial entity, such as a bank, broker, dealer, trust company or other nominee through The Depository Trust Company (“DTC”), you may do so through the automated tender offer program of DTC. By participating in the exchange offer, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal.

If your old notes are registered in your name, you must deliver the certificates representing your old notes, together with a completed letter of transmittal and any other documents required by the letter of transmittal, to the exchange agent, not later than the time the exchange offer expires. See “The Exchange Offer—Acceptance of Old Notes for Exchange; Delivery of New Notes.”

Consequences of Failure to Exchange

Old notes that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, remain outstanding and will continue to be subject to their existing terms. See “Risk Factors—Consequences of Failure to Exchange.” Following the completion of the exchange offer, we will have no obligation to exchange old notes for new notes.

The trading market for outstanding old notes not exchanged in the exchange offer may be more limited than it is at present. Therefore, if your old notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your unexchanged old notes.

The New Notes

Maturity	, 20 .

5

Interest Rate

     basis points over the bid-side yield to maturity on the 5.375% U.S. Treasury Security due February 15, 2031 determined at 2:00 p.m., New York City time (as indicated on the Bloomberg screen page PX1), on the second business day prior to the expiration date. The interest rate will be rounded to the nearest 0.01% or to the nearest 0.125% (if within 0.005%), per market convention.

Interest Payment Dates	Semi-annually on and .

Rating	We expect the new notes to be rated [Baa1] by Moody’s and [BBB] by S&P.

Ranking	The new notes will be unsecured obligations of Norfolk Southern, and will rank pari passu with all existing and future unsecured and unsubordinated indebtedness of Norfolk Southern.

Optional Redemption	We may redeem the new notes prior to maturity, in whole or in part, as described in this prospectus. See “Description of Notes.”

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Comparison of Old Notes and New Notes

The following is a brief comparison of the principal features of the old notes and the new notes. The following descriptions are brief summaries, do not purport to be complete and are qualified in their entirety by reference, with respect to the old notes, to the old notes and the governing indenture of those notes and, with respect to the new notes, to the new notes and the governing indenture of those notes. The new notes will be issued under a new supplemental indenture, to be dated as of the settlement date, to the senior indenture dated as of January 15, 1991, as supplemented by the First Supplemental Indenture, dated as of May 19, 1997, the Second Supplemental Indenture, dated as of April 26, 1999, the Third Supplemental Indenture, dated as of May 23, 2000, the Fourth Supplemental Indenture, dated as of February 6, 2001, the Fifth Supplemental Indenture, dated as of July 5, 2001, the Sixth Supplemental Indenture, dated as of April 30, 2002, the Seventh Supplemental Indenture, dated as of April 30, 2002, the Eighth Supplemental Indenture, dated as of September 17, 2004, and the Ninth Supplemental Indenture dated as of March 11, 2005 (as amended or supplemented from time to time, the “Indenture”) between Norfolk Southern Corporation and U.S. Bank Trust National Association, formerly known as First Trust of New York National Association, as successor Trustee (the “Trustee”).

The new notes are a new series of debt securities under the Indenture. For further information regarding the new notes and for definitions of capitalized terms used with respect to the new notes but not otherwise defined in this summary, see “Description of New Notes.”

	7.80% Notes	New Notes
Issuer	Norfolk Southern Corporation	Same.

Trustee	U.S. Bank Trust National Association	Same.

Aggregate Principal Amount	$800,000,000 outstanding.	Up to $350,000,000, in an amount to be determined, based on the principal amount of old notes validly tendered in the exchange offer.

Maturity	May 15, 2027.	, 20 .

Interest Rate	7.80% per annum.	basis points over the bid-side yield to maturity on the 5.375% U.S. Treasury Security due February 15, 2031 determined at 2:00 p.m., New York City time (as indicated on the Bloomberg screen page PX1), on the second business day prior to the expiration date, rounded to the nearest 0.01% or to the nearest 0.125% (if within 0.005%).

Interest Payment Dates	Semi-annually on May 15 and November 15.	Semi-annually on and .

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	7.80% Notes	New Notes
Rating	As of the date hereof, the 7.80% notes are rated Baa1 by Moody’s and BBB by S&P.	We expect the new notes to be rated [Baa1] by Moody’s and [BBB] by S&P.

Ranking	The 7.80% notes are unsecured obligations of Norfolk Southern, and rank pari passu with all existing and future unsecured and unsubordinated indebtedness of Norfolk Southern.	Same.

Optional Redemption	We may redeem the 7.80% notes prior to maturity, in whole or in part, at a redemption price equal to the greater of (1) 100% of their principal amount or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 20 basis points for the notes, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.	We may redeem the new notes prior to maturity, in whole or in part, as described in “Description of New Notes.”

Certain Covenants	In addition to typical covenants such as payment of principal and interest, maintenance of properties and payment of taxes, the Indenture also provides for certain limitations on (a) liens on stock or indebtedness of principal subsidiaries and (b) funded debt.	Same.

Consolidation, Mergers and Sales of Assets	Norfolk Southern may not consolidate, merge, or sell, transfer or lease substantially all its assets, unless, among other requirements: (i) the	Same.

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	7.80% Notes	New Notes
successor corporation assumes Norfolk Southern’s obligations on the 7.80% notes and the Indenture; and (ii) after giving effect thereto, no Event of Default (as defined in the Indenture) has occurred and is continuing.

Events of Default—Cross Default	Default under any note or debenture or any other indebtedness for borrowed money in an aggregate principal amount in excess of $30,000,000 of Norfolk Southern or any Significant Subsidiary.	Same.

Acceleration	The trustee or the holders of 25% of the outstanding principal amount of the 7.80% notes may declare, by a notice as provided for in the Indenture, the principal of the 7.80% notes, to be due and payable immediately in the case of an Event of Default (as defined in the Indenture), which includes a default in the payment of principal or interest of the 7.80% notes.	Same.

Defeasance	The Indenture is subject to defeasance under certain circumstances.	Same.

Change of Control	Norfolk Southern is not required to repurchase 7.80% notes upon a change of control of Norfolk Southern.	Same.

Transfer Restrictions	Freely transferable under the Securities Act.	Same.

Sinking Fund	None.	None.

Risk Factors

See “Risk Factors” beginning on page 10 for a discussion of factors that should be considered by holders of outstanding notes before tendering their outstanding notes in the exchange offer.

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RISK FACTORS

You should consider carefully the following risks and all of the information set forth in this prospectus or incorporated by reference herein before tendering your notes for exchange in the exchange offer.

Consequences of Failure to Exchange

After the consummation of the exchange offer there will likely be a more limited trading market for the old notes.

To the extent that old notes are tendered and accepted for exchange pursuant to the exchange offer, the trading market for old notes that remain outstanding is likely to be more limited than it is at present. A debt security with a smaller outstanding principal amount available for trading (a smaller “float”) may command a lower price than would a comparable debt security with a larger float. Therefore, the market price for old notes that are not tendered and accepted for exchange pursuant to the exchange offer may be affected adversely to the extent that the principal amount of the old notes exchanged pursuant to the exchange offer reduces the float. A reduced float may also make the trading price of old notes that are not exchanged in the exchange offer more volatile.

Risks Relating to the New Notes

As with the old notes, claims of new note holders will be structurally subordinated to those of creditors of our subsidiaries.

We are a holding company and we conduct substantially all of our operations through our subsidiaries. We perform management, legal, financial, tax, consulting, administrative and other services for our subsidiaries. Our principal sources of cash are from external financings, dividends and advances from our subsidiaries, investments, payments by our subsidiaries for services rendered, and interest payments from our subsidiaries on cash advances. The amount of dividends available to us from our subsidiaries largely depends upon each subsidiary’s earnings and operating capital requirements. The ability of our subsidiaries to make any payments to us will depend on our subsidiaries’ earnings, business and tax considerations and legal restrictions.

As a result of our holding company structure, the new notes and the old notes effectively rank junior to all existing and future debt, trade payables and other liabilities of our subsidiaries. Any right of Norfolk Southern and our creditors to participate in the assets of any of our subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary’s creditors, including trade creditors, except to the extent that we may ourselves be a creditor of such a subsidiary.

You cannot be sure that an active trading market will develop for the new notes.

There is no existing trading market for the new notes. We do not intend to apply for listing or quotation of the new notes on any exchange. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be, nor can we make any assurances regarding the ability of new note holders to sell their new notes, the amount of new notes to be outstanding following the exchange offer or the price at which the new notes might be sold. As a result, the market price of the new notes could be adversely affected.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain certain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by the use of words like “believe,” “expect,” “anticipate” and “project.” Forward-looking statements reflect management’s good-faith evaluation of information currently available. However, such statements are dependent on and, therefore, can be influenced by, a number of external variables over which management has little or no control, including: domestic and international economic conditions; the business environment in industries that produce and consume rail freight; competition and consolidation within the transportation industry; fluctuation in prices of key materials, in particular diesel fuel; labor difficulties, including strikes and work stoppages; legislative and regulatory developments; changes in securities and capital markets; and natural events such as severe weather, floods and earthquakes. Forward-looking statements are not, and should not be relied upon as, a guaranty of future performance or results. Nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements speak only as of the date they are made, and Norfolk Southern undertakes no obligation to update or revise them.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the new notes in exchange for the outstanding notes. Any old notes that are properly tendered and exchanged pursuant to this exchange offer will be retired and cancelled.

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CAPITALIZATION

The following information sets forth our debt and total capitalization at December 31, 2004, and as adjusted to give effect to the issuance of the notes described in this prospectus and the issuance of up to $450,000,000 aggregate principal amount of new notes due 20         as part of our concurrent exchange offers and to the March 2005 issuance of $300,000,000 aggregate principal amount of 6% notes due 2105. You should read this along with the historical financial statements and accompanying notes that we included in our 2004 Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference into this prospectus. See “Where You Can Find More Information.”

	Historical December 31, 2004	Adjustments (1)	Adjustments (2)	As Adjusted
	($ in millions)
Cash, cash equivalents and short-term investments	$669	$297	$(258)	$708

Total long-term debt, including current maturities	7,525	300	(258)	7,567

Total stockholders’ equity	7,990			7,990

Total capitalization	$15,515	$300	$(258)	$15,557

Total debt to total capitalization	48.5%			48.6%

(1)	Reflects the issuance of $300,000,000 aggregate principal amount of 6% notes due 2105 which occurred on March 11, 2005.
(2)	Assumes $350,000,000 of our 7.80% notes due 2027 are validly tendered and not withdrawn in this exchange offer and $200,000,000 of our 7.25% notes due 2031 and $250,000,000 of our 9.00% notes due 2021 are validly tendered and not withdrawn in our concurrent exchange offers for new notes due 20 , in each case, on or prior to the applicable expiration date and that all validly tendering holders receive the total exchange price which includes, for each exchange offer, a principal amount of new notes equal to the principal amount of old notes tendered plus a cash amount equal to the total exchange price minus the principal amount of new notes issued.

Certain of the above adjustments may vary if holders of less than the maximum amount of old notes to be accepted are validly tendered and not withdrawn in the exchange offers. If $200,000,000 aggregate principal amount of our 7.80% notes due 2027 are validly tendered and not withdrawn in the exchange offer and $200,000,000 aggregate principal amount of our 7.25% notes due 2031 and none of our 9.00% notes due 2021 are validly tendered and not withdrawn in our concurrent exchange offers, in each case prior to the applicable expiration date, then the amount of the adjustment for both cash, cash equivalents and short-term investments and total long-term debt would be reduced to $113,000,000.

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THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

We will exchange up to $350,000,000 aggregate principal amount of the old notes for new notes. The exchange offer is subject to the condition that at least $200,000,000 aggregate principal amount of old notes be validly tendered and not withdrawn by the expiration of the exchange offer as well as certain other conditions. We may not waive this minimum $200,000,000 tender condition. Subject to these and the other terms and conditions set forth herein:

If you validly tender old notes on or prior to the early participation date, and do not withdraw such tenders, you will receive for each $1,000 principal amount of old notes tendered and accepted:

•	A principal amount of our new notes equal to the total principal amount of old notes tendered; plus

•	A cash amount equal to the total exchange price, minus the principal amount of new notes issued.

If you validly tender old notes after the early participation date but on or prior to the expiration date, and do not withdraw such tenders, you will receive for each $1,000 principal amount of old notes tendered and accepted:

•	A principal amount of our new notes equal to the principal amount of old notes tendered; plus

•	A cash amount equal to the total exchange price, minus the principal amount of new notes issued, minus the early participation payment.

We want to encourage holders to tender early. Accordingly, the total exchange price, for each $1,000 principal amount of old notes tendered, includes an early participation payment of $    , which payment shall be in cash. Holders who validly tender their old notes on or prior to the early participation date and do not withdraw their tenders will receive the early participation payment. Holders who validly tender their old notes after the early participation date and do not withdraw their tenders will not receive the portion of the total exchange price attributable to the early participation payment.

New notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000. If, under the terms of the exchange offer, any tendering holder is entitled to receive new notes in a principal amount that is not an integral multiple of $1,000, we will round downward the amount of new notes to the nearest integral multiple of $1,000 and pay the difference in cash.

As of March 1, 2005, $800,000,000 principal amount of old notes were outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date hereof, to all holders of old notes known to us. Our obligation to accept old notes for exchange pursuant to the exchange offer is subject to certain obligations as set forth under “—Conditions to the Exchange Offer.”

Assuming we have not previously elected to terminate this exchange offer in our sole discretion and subject to the conditions listed below, we will exchange up to $350,000,000 aggregate principal amount of the old notes for new notes, subject to the requirement that we receive valid tenders, not withdrawn prior to the expiration date, of at least $200,000,000

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aggregate principal amount of old notes. If old notes having an aggregate principal amount of more than $350,000,000 are validly tendered and not withdrawn, we will accept for exchange only old notes in an aggregate principal amount up to $350,000,000 aggregate principal amount on a pro rata basis among the tendering holders.

We expressly reserve the right, at any time prior to the expiration of the exchange offer, in our sole discretion, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any old notes, by giving written notice of such extension to the holders thereof as described below. We will extend the duration of the exchange offer as required by applicable law, and may choose to extend it in order to provide additional time for holders of old notes to tender their notes for exchange. During any such extension, all old notes previously tendered and not withdrawn will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer. In accordance with Rule 14e-1 under the Exchange Act, if we elect to increase or decrease the amount of old notes sought, the consideration offered, or the dealer manager’s soliciting fees, this exchange offer will remain open for at least ten business days from the date that the notice of such change is first published or sent to holders of the old notes.

We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes tendered, upon the occurrence of any of the conditions of the exchange offer specified under “—Conditions to the Exchange Offer.” We will give prompt written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Determination of the Total Exchange Price

The total exchange price for the old notes (calculated on the second business day prior to the expiration date) will be equal to the price per $1,000 principal amount of the old notes (as calculated herein and rounded to the nearest cent) intended to result in a yield to maturity (the “exchange offer yield”) on the settlement date equal to the sum of: (i) the yield to maturity on the 5.375% U.S. Treasury Security due February 15, 2031 (the “old bond benchmark treasury yield”) and (ii)      basis points (in accordance with the formula set forth in Annex A hereto). In addition, holders whose old notes are accepted for exchange will receive a cash payment representing accrued and unpaid interest to, but not including, the settlement date.

The yield to maturity on the 5.375% U.S. Treasury Security due February 15, 2031 (calculated to three decimal places in accordance with standard market practice) will be based on the bid-side price, as indicated on the Bloomberg screen page PX1 (or any recognized quotation source selected by the dealer manager in its sole discretion if the Bloomberg Government Pricing Monitor is not available or is manifestly erroneous) at 2:00 p.m., New York City time, on the second business day prior to the expiration date, which we sometimes refer to as the “price determination date.” In the event that the expiration date is extended by more than two full business days, a new price determination date may be established with respect to the exchange offer. In the event that the expiration date is extended for two full business days or less, the price determination date will remain the same.

Deutsche Bank Securities Inc. will calculate the exchange offer yield, the total exchange price and accrued interest, and its calculations will be final and binding absent manifest error. We will publicly announce the exchange offer yield and total exchange price for the old notes promptly after they are determined by Deutsche Bank Securities Inc.

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You can obtain recently calculated hypothetical quotes of the yield of the reference U.S. Treasury Security, the hypothetical exchange offer yield and the total exchange price for the old notes prior to the pricing time, and can obtain the actual yield on the reference U.S. Treasury Security, exchange offer yield and the total exchange price for the old notes after the pricing time, by contacting the Liability Management Group at Deutsche Bank Securities Inc. at (866) 627-0391 or collect (212) 250-2955. Although Deutsche Bank Securities Inc. will calculate the total exchange price for the old notes based solely on the yield on the corresponding reference U.S. Treasury Security, as described above, you can also find information regarding the closing yield to maturity of the U.S. Treasury Security on any trading day in The Wall Street Journal and The New York Times.

Illustrative Example

The information provided in the following table is for illustrative purposes only, and we make no representation with respect to the actual consideration that may be paid pursuant to the exchange offer. The exchange offer yield and total exchange price may be greater or less than that shown in the following table, depending on the yield on the 5.375% U.S. Treasury Security due February 15, 2031 as of the price determination date.

The following illustrates, for each old note, the hypothetical exchange offer yield and total exchange price per $1,000 principal amount of old notes, a settlement date of     , 2005 and reference U.S. Treasury Security yields as of 2.00 p.m., New York City time, on     , 2005. Please see Annexes A and B, attached hereto, for further pricing details.

Security	Maturity Date	Bloomberg Page	Reference U.S. Treasury Security	Reference U.S. Treasury Security Yield as of 2:00 p.m.	Fixed Spread (in basis points)
7.80% Notes Due 2027	May 15, 2027	PX1	5.375% due February 15, 2031%

Exchange offer yield:     %

Total exchange price: $

Early participation payment: $

Cash Payment Formula for notes tendered on or prior to the early participation date:

(total exchange price) - (principal amount of new notes issued) = Cash Payment

Cash Payment Formula for notes tendered after the early participation date:

(total exchange price) - (principal amount of new notes issued) - (early participation payment) = Cash Payment

Example A: Investor tenders $10,000,000 of old notes on or prior to the early participation date, and all such notes are accepted pursuant to the terms of the exchange offer, and receives:

Principal amount of new notes equal to: $10,000,000

Cash payment equal to: $     (includes early participation payment)

Cash in lieu of fractional par amount of new notes: $0.00

Example B: Investor tenders $10,0000,000 of old notes after the early participation date but on or prior to the expiration date, and all such notes are accepted pursuant to the terms of the exchange offer, and receives:

Principal amount of new notes equal to: $10,000,000

Cash payment equal to: $     (does not include early participation payment)

Cash in lieu of fractional par amount of new notes: $0.00

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Settlement Date

We will deliver the new notes and pay any cash amounts on the settlement date, which will be the third business day following the expiration date or as soon as practicable thereafter. We will not be obligated to deliver new notes or pay any cash amounts unless the exchange offer is consummated.

Procedures for Tendering Old Notes

The tender to us of old notes by you as set forth below and our acceptance of the old notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent’s message in lieu of such letter of transmittal, to Global Bondholder Services, as exchange agent, at the address set forth on the back cover of this prospectus on or prior to the expiration date. Holders who validly tender their old notes on or prior to the early participation date and do not withdraw their tenders will receive the early participation payment. Holders who validly tender their old notes after the early participation date and do not withdraw their tenders will not receive the portion of the total exchange price attributable to the early participation payment. In addition, either:

•	a timely confirmation of a book-entry transfer (a “book-entry confirmation”) of such old notes, if such procedure is available, into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer, as described below under “—Book-Entry Transfers,” must be received by the exchange agent, on or prior to the expiration date, with the letter of transmittal or an agent’s message in lieu of such letter of transmittal, or

•	certificates for such old notes must be received by the exchange agent along with the letter of transmittal.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by regular U.S. mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

•	by a holder of the old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an Eligible Institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York

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Stock Exchange Medallion Program (each such entity being hereinafter referred to as an “Eligible Institution”). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an Eligible Institution.

We or the exchange agent in our sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel’s, be unlawful. We also reserve the right to waive any defects or irregularities as to any particular old note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer). Our or the exchange agent’s interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the expiration date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes.

If the letter of transmittal or any old notes or powers of attorneys are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

Absence of Dissenters’ Rights

Holders of the old notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Acceptance of Old Notes for Exchange; Delivery of New Notes and Cash Amounts

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, up to $350,000,000 aggregate principal amount of the old notes validly tendered and not withdrawn and will issue the new notes and, if applicable, any cash amounts promptly after the expiration date. See “—Conditions to the Exchange Offer.” For purposes of the exchange offer, we shall be deemed to have accepted properly tendered old notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

In all cases, issuance of new notes and payment of any cash amounts for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

•	certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent’s account at DTC,

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•	a properly completed and duly executed letter of transmittal (or a manually executed facsimile) or an agent’s message in lieu thereof, and

•	all other required documents.

Holders may submit all or part of their old notes currently held.

In the event that holders of old notes tender, in the aggregate, more than the maximum principal amount we are offering to exchange, we will accept for exchange only old notes in an aggregate principal amount up to the maximum principal amount we are offering to exchange on a pro rata basis among the tendering holders.

Book-Entry Transfers

For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent’s message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth on the back cover of this prospectus on or prior to the expiration date.

Withdrawal Rights

Old notes tendered may be withdrawn at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth on the back cover of this prospectus. This notice must specify:

•	the name of the person having tendered the old notes to be withdrawn;

•	the old notes to be withdrawn (including the principal amount of such old notes); and

•	where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, unless such holder is an Eligible Institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, such old notes will be credited to an account maintained with DTC for the old notes)

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promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following one of the procedures described under “—Procedures for Tendering Old Notes” above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to the expiration of the exchange offer:

(a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

(1) seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or

(2) resulting in a material delay in our ability to accept for exchange or exchange some or all of the old notes pursuant to the exchange offer;

or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our sole judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above; or

(b) there shall have occurred:

(1) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market,

(2) any limitation by a governmental agency or authority which may adversely affect our ability to complete the transaction contemplated by the exchange offer,

(3) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

(4) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; or

(c) any change (or any development involving a prospective change) shall have occurred or be threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects and our subsidiaries taken as a whole that, in our reasonable judgment, is or may be adverse to us, or we have become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the old notes or the new notes; or

(d) there shall have occurred, or will likely to occur, any event which in our reasonable judgment has impaired or may impair the benefits of the exchange offer to us;

which in our reasonable judgment in any case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

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Additionally, notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if less than $200,000,000 of the outstanding principal amount of old notes are validly tendered and not withdrawn by expiration of the exchange offer. We may not waive this minimum $200,000,000 tender condition.

The foregoing conditions are for our sole benefit and may be asserted by us prior to the expiration of the exchange offer regardless of the circumstances giving rise to any condition. The foregoing conditions, other than the minimum $200,000,000 tender condition, may be waived by us in whole or in part at any time prior to the expiration of the exchange offer in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time.

In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement, of which this prospectus constitutes a part, or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

Although we have no present plans or arrangements to do so, we reserve the right to amend, at any time, the terms of the exchange offer. We will give holders notice of any amendments if required by applicable law.

Exchange Agent

Global Bondholder Services Corporation has been appointed as the exchange agent for the exchange offer. Letters of transmittal and all correspondence in connection with the exchange offer should be sent or delivered by each holder of old securities, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at the address and telephone number set forth on the back cover of this prospectus. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

Information Agent

Global Bondholder Services Corporation has been appointed as the information agent for the exchange offer. Questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal should be directed to the information agent at the address and telephone number set forth on the back cover of this prospectus. Holders of old notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offer. We will pay the information agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

Dealer Managers

We have retained Deutsche Bank Securities Inc. and Merrill Lynch, Pierce Fenner & Smith Incorporated to act as joint-lead dealer managers and financial advisors in connection with the exchange offer and Citigroup Global Markets Inc. and Barclays Capital are co-dealer managers.

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We will pay a customary fee to the dealer managers for soliciting the exchange of old notes in the exchange offer. We will also reimburse the dealer managers for their reasonable out-of-pocket expenses. The obligation of the dealer managers to perform their functions is subject to customary conditions. We have agreed to indemnify the dealer managers against various liabilities under the federal securities laws. The dealer managers may contact holders of old notes by mail, telephone, facsimile transmission and personal interviews and otherwise and may request brokers, dealers and other nominee stockholders to forward materials relating to the exchange offer to beneficial owners. At any given time, the dealer managers may trade the old notes or other of our securities for their own accounts or for the accounts of their customers and, accordingly, may hold a long or short position in the old notes.

The dealer managers have provided in the past, and/or are currently providing, certain financial services to us and our affiliates for customary compensation and may continue to provide various financial services to us, and our affiliates, for which they would receive customary compensation from us.

Questions regarding the terms of the exchange offer may be directed to Deutsche Bank Securities Inc. at the address and telephone numbers listed below:

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Attn: Liability Management Group
Collect: (212) 250-2955
U.S. toll free: (866) 627-0391

Other Fees and Expenses

We will bear the expenses of soliciting tenders of the old notes. The principal solicitation is being made by mail. Additional solicitations may, however, be made by e-mail, facsimile transmission, telephone or in person by the dealer managers and the information agent, as well as by our officers and other employees and those of our affiliates. No additional compensation will be paid to any officers or employees who engage in soliciting exchanges. All other registration expenses, including fees and expenses of the Trustee under the Indenture relating to the new notes, filing fees, blue sky fees and printing and distribution expenses will be paid by us.

Tendering holders of old notes will not be required to pay any fee or commission to the dealer managers. If, however, a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

Compliance with “Short-Tendering” Rule

It is a violation of Rule 14e-4 under the Exchange Act for a person, directly or indirectly, to tender for exchange old notes for his own account unless the person so tendering their old notes (a) has a net long position equal to or greater than the aggregate principal amount of the old notes being tendered for exchange and (b) will cause such old notes to be delivered in accordance with the terms of the exchange offer. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

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A tender of old notes in the exchange offer under any of the procedures described above will constitute a binding agreement between us and the tendering holder with respect to the exchange offer upon the terms and subject to the conditions of the exchange offer, including the tendering holder’s acceptance of the terms and conditions of the exchange offer, as well as the tendering holder’s representation and warranty that (a) such holder has a net long position in the old notes being tendered pursuant to the exchange offer within the meaning of Rule 14e-4 under the Exchange Act and (b) the tender of such old notes complies with Rule 14e-4.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with the tender of old notes in the exchange offer unless you instruct us to register new notes in the name of, or request that old notes not tendered or accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

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DESCRIPTION OF NEW NOTES

The following description is a summary of certain material provisions of the Indenture. It does not restate the agreement in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of these new notes. We have filed copies of the Indenture as an exhibit to the Registration Statement which includes this prospectus. Capitalized terms used herein but not defined have the meanings set forth in the Indenture.

The new notes will be issued under a new supplemental indenture, to be dated as of the settlement date, to the senior indenture dated as of January 15, 1991, as supplemented by the First Supplemental Indenture, dated as of May 19, 1997, the Second Supplemental Indenture, dated as of April 26, 1999, the Third Supplemental Indenture, dated as of May 23, 2000, the Fourth Supplemental Indenture, dated as of February 6, 2001, the Fifth Supplemental Indenture, dated as of July 5, 2001, the Sixth Supplemental Indenture, dated as of April 30, 2002, the Seventh Supplemental Indenture, dated as of April 30, 2002, the Eighth Supplemental Indenture, dated as of September 17, 2004, and the Ninth Supplemental Indenture, dated as of March 11, 2005 (as amended or supplemented from time to time, the “Indenture”) between Norfolk Southern Corporation and U.S. Bank Trust National Association, formerly known as First Trust of New York National Association, as successor Trustee (the “Trustee”). The new notes are a new series of debt securities under the Indenture.

The terms of the new notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”). You can find the definitions of certain terms used in this description under the subheading “Certain Covenants.”

General

The new notes will mature on     , 20    . The new notes will bear interest from the date of issuance, payable semi-annually in arrears on      and     , commencing on     , 2005, to the persons who are holders of record on the close of business on the immediately preceding      and     .

The new notes will bear interest at a rate per annum equal to the sum of (a) the yield on the 5.375% U.S. Treasury Security due February 15, 2031, as of 2:00 p.m., New York City time (as indicated on the Bloomberg screen page PX1), on the second business day prior to the expiration date, and (b)     % (     basis points). The interest rate will be rounded to the nearest 0.01% or to the nearest 0.125% (if within 0.005%), per market convention. The Trustee will authenticate and deliver the new notes.

Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or such Maturity Date, as the case may be. “Business Day” means any day, other than a Saturday or Sunday, on which banking institutions in the city of New York are open for business.

Ranking

The new notes will be senior unsecured obligations of the Corporation and will rank equally with all of our other senior unsecured indebtedness. On a pro forma basis as of December 31, 2004, after giving effect to the March 2005 issuance of $300 million aggregate principal amount

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of 6% notes due 2105 and after giving effect to this and the concurrent exchange offers, we would have $5,990 million of outstanding senior indebtedness (none of which is secured indebtedness) not including the debt of our subsidiaries. Because we are a holding company, the new notes effectively will rank junior to all liabilities of our subsidiaries. As of December 31, 2004, total liabilities (other than intercompany liabilities) of our railroad subsidiaries were approximately $10,831 million and debt of our subsidiaries was approximately $1,633 million.

Optional Redemption

The notes may be redeemed in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of (1) 100% of their principal amount or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus      basis points for the notes, plus accrued an unpaid interest on the principal amount being redeemed to the redemption date.

“Treasury Yield” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury Securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such redemption date. The Treasury Yield will be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity most comparable to the remaining term of the applicable series of notes, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issued of corporate debt securities of maturity comparable to the remaining term of such notes.

“Independent Investment Banker” means Deutsche Bank Securities Inc. or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing in the United States appointed by the Trustee after consultation with us.

“Comparable Treasury Price” means, (1) the average of the five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Bank obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means Deutsche Bank Securities Inc. and its successors; provided, however, that if the foregoing ceases to be a primary U.S. Government securities

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dealer in New York, New York (a “primary Treasury Dealer”) or otherwise fails to provide a Reference Treasury Dealer Quotation, the Corporation will substitute therefore another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means a quotation for a Comparable Treasury Issue provided by a Reference Treasury Dealer.

Sinking Fund

The new notes are not subject to any sinking fund.

Certain Covenants

The Indenture contains the covenants summarized below, which will be applicable (unless waived or amended) so long as any of the new notes offered hereby are outstanding.

Limitations on Liens on Stock or Indebtedness of Principal Subsidiaries

The Corporation will not, and will not permit any of its Subsidiaries to, create, assume, incur or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest of any kind, other than a Purchase Money Lien, upon any stock or indebtedness, now owned or hereafter acquired, of any Principal Subsidiary, to secure any Obligation (other than the new notes) of the Corporation, any Subsidiary or any other person, without in any such case making effective provision whereby all of the outstanding new notes are secured on an equal and ratable basis with the obligations so secured. This restriction does not apply to any mortgage, pledge, lien, encumbrance, charge or security interest on any stock or indebtedness of a corporation existing at the time such corporation becomes a Subsidiary. This provision does not restrict any other property of the Corporation or its Subsidiaries. “Obligation” is defined as indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness. “Purchase Money Lien” is defined as any mortgage, pledge, lien, encumbrance, charge or security interest of any kind upon any stock or indebtedness of any Principal Subsidiary acquired after the date any new notes are first issued if such Purchase Money Lien is for the purpose of financing, and does not exceed, the cost to the Corporation or any Subsidiary of acquiring the indebtedness of such Principal Subsidiary and such financing is effected concurrently with, or within 180 days after, the date of such acquisition. “Principal Subsidiary” is defined as NSR. “Subsidiary” is defined as an entity a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Corporation or one or more Subsidiaries, but does not include Conrail. The Indenture does not prohibit the sale by the Corporation or any Subsidiary of any stock or indebtedness of any Subsidiary.

Limitations on Funded Debt

The Indenture provides that the Corporation will not permit any Restricted Subsidiary to incur, issue, guarantee or create any Funded Debt unless, after giving effect thereto, the sum of the aggregate amount of all outstanding Funded Debt of the Restricted Subsidiaries would not exceed an amount equal to 15% of Consolidated Net Tangible Assets. The limitation on Funded Debt will not apply to, and there will be excluded from Funded Debt in any computation under such restriction, Funded Debt secured by:

(1) Liens on real or physical property of any corporation existing at the time such corporation becomes a Subsidiary;

(2) Liens on real or physical property existing at the time of acquisition thereof incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by the Corporation or any Restricted Subsidiary;

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(3) Liens on real or physical property thereafter acquired (or constructed) by the Corporation or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;

(4) Liens in favor of the Corporation or any Restricted Subsidiary;

(5) Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute;

(6) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103(b) of the Internal Revenue Code of 1954, as amended;

(7) Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Funded Debt if made and continuing in the ordinary course of business;

(8) Liens incurred (no matter when created) in connection with the Corporation’s or a Restricted Subsidiary’s engaging in a leveraged or single-investor lease transaction; provided, however, that the instrument creating or evidencing any borrowings secured by such Lien will provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of the Corporation or such Restricted Subsidiary;

(9) Liens under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the Corporation or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety, repletion and appeal bonds to which the Corporation or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers’ or other employees’, carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ Liens and Liens arising out of judgments or awards against the Corporation or any Restricted Subsidiary with respect to which the Corporation or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the Corporation or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easement or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens on the use of real properties, which Liens, exceptions, encumbrances easements, reservations, rights and restrictions do not, in the opinion of the Corporation, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Corporation and its Restricted Subsidiaries;

(10) Liens incurred to finance construction, alteration or repair of any real or physical property and improvements thereto prior to or within 270 days after completion of such construction, alteration or repair;

(11) Liens incurred (no matter when created) in connection with a Securitization Transaction;

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(12) Liens on property (or any Receivable arising in connection with the lease thereof) acquired by the Corporation or a Restricted Subsidiary through repossession, foreclosure or liens proceeding and existing at the time of the repossession, foreclosure, or like proceeding;

(13) Liens on deposits of the Corporation or a Restricted Subsidiary with banks (in the aggregate, not exceeding $50 million), in accordance with customary banking practice, in connection with the providing by the Corporation or a Restricted Subsidiary of financial accommodations to any Person in the ordinary course of business; or

(14) any extension, renewal, refunding or replacement of the foregoing.

(15) The definitions set forth below apply only to the foregoing limitations on Funded Debt.

“Consolidated Net Tangible Assets” means, at any date, the total assets appearing on the most recent consolidated balance sheet of the Corporation and Restricted Subsidiaries as at the end of the fiscal quarter of the Corporation ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, less (1) all current liabilities (due within one year) as shown on such balance sheet, (2) applicable reserves, (3) investments in and advances to Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries that are consolidated on the consolidated balance sheet of the Corporation and its Subsidiaries, and (4) Intangible Assets and liabilities relating thereto.

“Funded Debt” means (1) any indebtedness of a Restricted Subsidiary maturing more than 12 months after the time of computation thereof, (2) guarantees by a Restricted Subsidiary of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (3) all preferred stock of such Restricted Subsidiaries, and (4) all Capital Lease Obligations (as defined in the Indenture) of a Restricted Subsidiary.

“Indebtedness” means, at any date, without duplication, (1) all obligations for borrowed money of a Restricted Subsidiary or any other indebtedness of a Restricted Subsidiary, evidenced by bonds, debentures, notes or other similar instruments, and (2) Funded Debt, except such obligations and other indebtedness of a Restricted Subsidiary and Funded Debt, if any, incurred as a part of a Securitization Transaction.

“Intangible Assets” means at any date, the value (net of any applicable reserves) as shown on or reflected in the most recent consolidated balance sheet of the Corporation and the Restricted Subsidiaries as at the end of the fiscal quarter of the Corporation ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, of: (1) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (2) organizational and development costs; (3) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, deferred interest waiver, compensation and similar items and tangible assets being amortized); and (4) unamortized debt discount and expense, less unamortized premium.

“Liens” means such pledges, mortgages, security interests and other liens, including purchase money liens, on property of the Corporation or any Restricted Subsidiary which secure Funded Debt.

“Receivables” mean any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising, either directly or indirectly, from the financing by the Corporation or any Subsidiary of the

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Corporation of property or services, monies due thereunder, security interests in the property and services financed thereby and any and all other related rights.

“Restricted Subsidiary” means each Subsidiary of the Corporation other than Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries.

“Securitization Subsidiary” means a Subsidiary of the Corporation (1) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (2) as to which no portion of the Indebtedness (as defined in the Indenture) or any other obligations (a) is guaranteed by any Restricted Subsidiary, or (b) subjects any property or assets of any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to any lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and inter-company notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.

“Securitization Transaction” means any transaction or series of transactions that have been or may be entered into by the Corporation or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Corporation or any of its Subsidiaries may sell, convey or otherwise transfer to (1) a Securitization Subsidiary or (2) any other Person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein (whether such Receivables or securities are then existing or arising in the future) of the Corporation or any of its Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold in respect of which security interests are granted in connection with securitization transactions involving such assets.

Events of Default

Under the Indenture, an “event of default” includes the following:

•	failure to pay any principal or premium, if any, when due;

•	failure to pay any interest when due, and this failure continues for 30 days and the time for payment has not been extended or deferred;

•	failure to pay any sinking fund installment when due;

•	failure to perform any covenant in the Indenture, and the failure continues for 90 days;

•	acceleration of any indebtedness of the Corporation (or any “significant subsidiary” of the Corporation, as defined in the federal securities laws) in an aggregate principal amount that exceeds $30,000,000; and

•	certain events of bankruptcy, insolvency or reorganization.

If an event of default occurs and is continuing, either the Trustee or the holders of at least 25%, in aggregate principal amount, of the outstanding debt securities affected by the default, may notify the Corporation (and the Trustee, if notice is given by the holders) and declare that the unpaid principal, premium, and accrued interest, if any, is due and payable immediately. However, under certain circumstances, the holders of a majority in aggregate principal amount of outstanding debt securities may be able to rescind and annul this declaration for accelerated

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payment. The Corporation will furnish the Trustee with an annual statement that describes how the Corporation has performed its obligations under the Indenture, and that specifies any defaults that may have occurred.

Satisfaction and Discharge of Indenture

The Corporation may terminate its obligations with respect to a series of debt securities under the Indenture if:

•	all the outstanding debt securities have been delivered to the Trustee for cancellation;

•	the Corporation has paid all sums it is required to pay under the Indenture; or

•	the Corporation deposits with the Trustee sufficient funds, or the equivalent thereof, to cover payments due under the Indenture.

As a condition to defeasance, the Corporation must deliver to the Trustee an opinion of counsel to the effect that (i) the holders will not recognize gain or loss on such debt securities for federal income tax purposes solely as a result of the Corporation’s defeasance, and (ii) the holders will be subject to federal income tax in the same amounts and at the same times as would have been the case if the Corporation’s defeasance had not occurred. In the event of defeasance, holders of debt securities must look to the funds the Corporation has deposited with the Trustee to cover payments due under the Indenture.

Modification and Waiver

The Corporation and the Trustee may modify or amend the Indenture by obtaining the written consent of the individuals who hold at least a majority, in aggregate principal amount, of the outstanding debt securities of each series that is affected. However, certain changes can be made only with the consent of each holder of an outstanding series of debt securities. For example, each holder must consent to changes in:

•	the stated maturity date;

•	the principal, premium, or interest payments, if any;

•	the place or currency of any payment;

•	the rights of holders to enforce payment;

•	the percentage of outstanding debt securities of any series, if the consent of the holders of those debt securities is needed to modify, amend or waive certain provisions of the Indenture;

•	the conversion provisions of any convertible debt security; or

•	the subordination provisions.

The holders of a majority, in aggregate principal amount, of the outstanding debt securities of any series can consent, on behalf of the holders of the entire series, to waive certain provisions of the Indenture. In addition, these holders also can consent to waive any past default under the Indenture, except:

•	a default in any payments due; and

•	a default on an Indenture provision that can be modified or amended only with the consent of each holder of an outstanding debt security.

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Consolidation, Merger and Sale of Assets

The Corporation cannot merge with, or sell, transfer or lease substantially all of its assets to, another corporation, without the consent of the holders of a majority, in aggregate principal amount, of the outstanding debt securities under the Indenture, unless:

•	the successor corporation is organized and existing under the laws of the United States and assumes the Corporation’s obligations under the Indenture;

•	after giving effect to the transaction, no event of default (and no event which, after notice or lapse of time, would become an event of default) will have occurred and be continuing; and

•	the successor corporation executes a supplemental indenture that assumes the obligations of the Indenture, satisfies the Trustee, and provides the necessary opinions and certificates.

Since the Corporation is a holding company, if one of its subsidiaries distributes its assets as a result of a liquidation or recapitalization of that subsidiary, the rights of the Corporation, of the Corporation’s creditors and of the holders of debt securities to participate in the subsidiary’s distribution of assets will be subject to the prior claims of that subsidiary’s creditors, except to the extent that the Corporation itself may be a creditor with prior claims enforceable against its subsidiary.

Form, Exchange and Transfer

Unless otherwise indicated in a supplemental indenture, the debt securities of each series will be issued only in fully registered form, without coupons, and in denominations of $100,000 and integral multiples of $1,000 thereof. Pursuant to the terms of the new supplemental indenture, the new notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000. At the option of the holder, subject to the terms of the Indenture and the limitations on global securities described in a supplemental indenture, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount. Holders can exchange or register the transfer of their debt securities, in the manner prescribed by the Corporation or the Trustee, at the office of the Corporation’s security registrar or transfer agent as designated by the Corporation. Unless the debt securities provide otherwise, there is no service charge to exchange or register the transfer of debt securities. However, the Corporation may require holders to pay any taxes or other governmental charges. The Corporation can designate additional transfer agents, terminate any transfer agent, or change the office through which a transfer agent acts, but the Corporation must maintain a transfer agent in each place where debt securities payments are made.

Concerning The Trustee

Unless the related supplemental indenture indicates otherwise, U.S. Bank Trust National Association will be the trustee under the Indenture, and will act as the security registrar and paying agent for the Corporation’s debt securities.

The holders of a majority, in aggregate principal amount, of the debt securities of any series will have the right to direct the time, method and place to conduct any proceeding to exercise any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an event of default occurs (and is not cured) with respect to a series of debt securities, the Trustee will be required, in the exercise of its power, to use the same degree of care a prudent

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person would use in the conduct of that person’s own affairs. Subject to this standard, the Trustee is not obligated to exercise any of its powers under the Indenture at the request of a debt securities holder, unless the holder offers to indemnify the Trustee against any loss, liability or expense, and then only to the extent required by the terms of the Indenture.

Further Issues

We may from time to time, without notice to or the consent of the registered holders of the new notes, create and issue further notes ranking pari passu with the new notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) and so that such further notes may be consolidated and form a single series with the new notes and have the same terms as to status, redemption or otherwise as the new notes.

Governing Law

The Indenture and the new notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act shall be applicable.

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BOOK-ENTRY; DELIVERY AND FORM

The following are summaries of certain rules and operating procedures of DTC that affect the payment of principal and interest and the transfers of interests in the global notes. Upon issuance, the notes will be issued only in the form of one or more definitive global securities which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until it is exchanged in whole or in part for notes in definitive form under the limited circumstances described below, a global note may not be transferred except as a whole (1) by DTC to a nominee, (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Ownership of beneficial interests in a global note will be limited to persons that have accounts with DTC for such global note (“participants”) or persons that may hold interests through participants. Upon the issuance of a global note, DTC will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the notes represented by such global note beneficially owned by such participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may limit or impair the ability to own, transfer or pledge beneficial interests in the global notes.

So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global note for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a global note will not be entitled to have notes represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of such notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global note desires to give or take any action that a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or to take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal and interest payments on interests represented by a global note will be made to DTC or its nominee, as the case may be, as the registered owner of such global note. None of Norfolk Southern, the Trustee or any other agent of Norfolk Southern or agent of the Trustee will have any responsibility or liability for any facet of the records relating to or payments made on account of beneficial ownership of interests. We expect that DTC, upon receipt of any payment of principal or interest in respect of a global note, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such global note as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

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If DTC is at any time unwilling or unable to continue as depository for the notes, and we fail to appoint a successor depository registered as a clearing agency under the Securities Exchange Act of 1934 (the “Exchange Act”) within 90 days, we will issue notes in definitive form in exchange for the respective global notes. Any notes issued in definitive form in exchange for the global notes will be registered in such name or names, and will be issued in denominations of $1,000 and integral multiples of $1,000, as DTC shall instruct the Trustee. It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the global notes.

DTC is a limited purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

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CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain anticipated U.S. federal income tax consequences to beneficial holders whose old notes are tendered and accepted in the exchange offer. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular holder or to certain types of holders that may be subject to special tax rules (such as banks, tax-exempt entities, insurance companies, S corporations, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold the new notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction or persons that have a “functional currency” other than the U.S. dollar). The discussion is limited to exchanging holders who have held the old notes as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) and (i) who are (a) citizens or residents of the United States, (b) domestic corporations or (c) trusts if, with respect to such a trust, a court within the United States can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust or certain trusts that validly elected to be treated as domestic trusts or (ii) that otherwise are subject to U.S. federal income taxation on a net income basis with respect to the old notes. Further, this discussion assumes that a substantial amount of the new notes is considered to be “traded on an established market” for U.S. federal income tax purposes and that the fair market value of each new note, determined as of the issue date, will be equal to its stated principal amount. Because the law with respect to certain U.S. federal income tax consequences of the exchange offer is uncertain and no ruling has been or will be requested from the Internal Revenue Service (the “Service”) on any U.S. federal income tax matter concerning the exchange offer, no assurances can be given that the Service or a court considering these issues will agree with the positions or conclusions discussed below.

HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE CONSEQUENCES TO THEM OF THE EXCHANGE, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

Payment for Accrued but Unpaid Interest. The cash payment received by each holder for accrued but unpaid interest should be taxable to the holder as ordinary interest income in accordance with the holder’s method of accounting for U.S. federal income tax purposes.

General. The exchange of old notes for new notes should qualify as a tax-free recapitalization under section 368(a)(1)(E) of the Code. Based on the foregoing:

•	a holder of old notes who exchanges such notes for new notes should recognize any gain (but not loss) realized on such old notes in an amount equal to the lesser of:

•	an amount equal to the excess, if any, of (i) the sum of (a) subject to the discussion below regarding the early participation payment, the cash payment received (except to the extent of such cash received for any accrued but unpaid interest) with respect to such tendered old notes and (b) the stated principal amount of the new notes received in exchange for such old notes over (ii) the holder’s adjusted tax basis in such old notes; or

•	an amount equal to, subject to the discussion below regarding the early participation payment, the cash payment received (except to the extent of such cash received for any accrued but unpaid interest) with respect to such tendered old notes.

34

Except as discussed below, gain recognized by an exchanging holder should be capital gain and should be long-term capital gain, if, at the time of the exchange, the holder’s holding period for the old notes exceeded one year. Gain recognized by an exchanging holder should be treated as ordinary income to the extent of any market discount on the old notes exchanged that has accrued during the period that the exchanging holder held the old notes and that has not previously been included in income by the holder. Old notes generally should be considered to have been acquired with market discount if the stated principal amount of the old notes at the time of acquisition exceeded the holder’s initial tax basis in the old notes by more than a statutory de minimis amount. Market discount accrues on a ratable basis unless the holder elects to accrue the market discount using a constant-yield method.

The gain calculation (as well as the holding period and tax basis calculations discussed below) should be made separately for each block of old notes exchanged, and a loss realized on one block of old notes may not be used to offset a gain recognized on another block of old notes. A holder’s holding period for the new notes should include such holder’s holding period for the old notes exchanged therefor. The aggregate adjusted tax basis in the new notes received should be equal to the aggregate tax basis in the old notes exchanged therefor (i) subject to the discussion below regarding the early participation payment, reduced by the cash payment received (except to the extent of such cash received for any accrued unpaid interest) with respect to such tendered old notes and (ii) increased by the amount of any gain recognized by such holder on the exchange.

Early Participation Payment Received in Connection with the Exchange of Old Notes for New Notes. The U.S. federal income tax treatment of the receipt of the early participation payment upon the exchange of old notes for new notes is unclear because there are no authorities that directly address the treatment of such a payment. We intend to treat any early participation payment received by a holder in connection with the exchange of old notes for new notes as additional consideration received by such holder as part of the exchange. In the event that such early participation payment is not treated as additional consideration received by a holder as part of the exchange, such payment likely would be treated as a separate payment in the nature of a fee paid for such holder’s early tender of old notes, and such holder likely would recognize ordinary income in the amount of such early participation payment.

Amortizable Bond Premium. If a holder’s adjusted tax basis in a new note immediately after the exchange exceeds the stated principal amount of such new note, the holder should be considered to have amortizable bond premium equal to such excess. The holder may elect to amortize this premium using a constant yield method over the term of the new note. A holder who elects to amortize bond premium may offset each interest payment on such new note by the portion of the bond premium allocable to such payment and must reduce its tax basis in such new note by the amount of the premium so amortized.

Market Discount. Accrued market discount on old notes not previously treated as ordinary income by a holder (including, as described above, in connection with the exchange of old notes for new notes) should carry over to the new notes received in exchange therefor. A holder should be required to treat any gain on the sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of a new note as ordinary income to the extent of the accrued market discount on the new note at the time of the disposition unless such market discount has been previously included in income by the holder pursuant to an election by the holder to include the market discount in income as it accrues, or pursuant to a constant yield election by the holder.

35

Disposition of a New Note. In general, subject to the discussion above regarding market discount, a disposition of a new note should result in capital gain or loss equal to the difference between the amount realized (except to the extent such amount is attributable to accrued but unpaid interest on the new note, which amount should be taxable as ordinary interest income in accordance with such holder’s method of accounting for U.S. federal income tax purposes) and the exchanging holder’s adjusted tax basis in such new note immediately before such disposition (which should reflect any market discount previously included in income). When the new notes to be received by a holder are rounded downward to the nearest integral multiple of $1,000 and the difference (that is, the fractional new note) is paid by us in cash, we intend to treat the holder as having received the aggregate amount of new notes to which such holder otherwise would have been entitled and then having disposed of such fractional new note for cash.

Backup Withholding. Under the backup withholding rules, payments of interest and payments of proceeds from any disposition of a new note may be subject to backup withholding tax unless the exchanging holder (i) is a corporation or comes within certain other exempt categories and demonstrates that fact when required or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. Any amounts deducted and withheld should generally be allowed as a credit against the recipient’s U.S. federal income tax liability, provided appropriate proof is provided under rules established by the Service. Moreover, certain penalties may be imposed by the Service on a recipient of payments that is required to supply information but that does not do so in the proper manner. Holders of new notes should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedures for obtaining such an exemption.

36

LEGAL MATTERS

Certain legal matters with respect to the validity of the issuance of the new notes will be passed upon for Norfolk Southern by Joseph C. Dimino, Esq. (or other senior general counsel as the Corporation chooses). Mr. Dimino, in his capacity as Senior General Counsel, is a participant in various employee benefit and incentive plans, including stock option plans, offered to employees of the Corporation. As of     , 2005, Mr. Dimino beneficially owns      shares of our common stock and has current exercisable options to purchase      shares of our common stock.

EXPERTS

The consolidated financial statements and related financial statement schedule of Norfolk Southern as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Their report on the consolidated financial statements and related financial statement schedule refers to the adoption by Norfolk Southern in 2003 of Financial Accounting Standards Board Statement No. 143, Accounting for Asset Retirement Obligations, and Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities.

WHERE YOU CAN FIND MORE INFORMATION

Norfolk Southern is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Exchange Act, we file reports and other information with the SEC. Such reports and other information can be read and copies obtained at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports and information statements and other information regarding issuers that file electronically with the SEC, including Norfolk Southern.

We have filed with the SEC a registration statement on Form S-4 (together with all amendments and exhibits, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) with respect to our offering of new notes. This prospectus does not contain all of the information in the Registration Statement. You will find additional information about us and the new notes in the Registration Statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents which are filed as exhibits to the Registration Statement or otherwise filed with the SEC.

37

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus incorporates documents, including important business and financial information, by reference that are not part of this prospectus or delivered with this prospectus. This means that we are disclosing important information to you by referring you to those documents. You should be aware that information in a document incorporated by reference may have been modified or superseded by information that is included in other documents that were filed at a later date and which are also incorporated by reference or included in this prospectus.

Norfolk Southern has filed the following documents with the SEC and they are incorporated herein by reference:

•	Annual Report on Form 10-K for the year ended December 31, 2004;

•	Current Reports on Form 8-K filed on January 7, 2005; January 25, 2005 (two filings); January 26, 2005, February 17, 2005; March 9, 2005; March 15, 2005; and ;

•	Definitive Proxy Statement on Schedule 14A filed March 17, 2005; and

•	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2004.

All documents and reports filed by Norfolk Southern pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act with the SEC after the date of this prospectus and before the termination of the offering of the new notes shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge, upon written or oral request, to each person to whom a copy of this prospectus is delivered, a copy of any of the documents of Norfolk Southern (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) incorporated by reference herein. You may request copies by writing or calling us at:

Three Commercial Place

Norfolk, Virginia 23510-2191

(757) 629-2680

Attention: Corporate Secretary

38

ANNEX A

FORMULA TO DETERMINE THE TOTAL EXCHANGE PRICE

Definitions
YLD	The exchange offer yield equals the sum of (x) the applicable reference United States Treasury yield (the “Reference Yield”), as calculated by Deutsche Bank Securities Inc. to three decimal places in accordance with standard market practice, as of 2:00 p.m., New York City time, on the second business day prior to expiration, as indicated on the Bloomberg screen page PX1 or any recognized quotation source selected by Deutsche Bank Securities Inc. in its sole discretion if the Bloomberg Government Pricing Monitor is not available or is manifestly erroneous, plus (y) applicable fixed spread in basis points, expressed as a decimal number.

CPN	The contractual rate of interest payable on the old note expressed as a decimal number.

N	The number of semi-annual interest payments on the old note, based on the Maturity Date, from (but not including) the expected Settlement Date to (and including) the Maturity Date.

S	The number of days from and including the semi-annual interest payment date immediately preceding the expected Settlement Date up to, but not including, the expected Settlement Date. The number of days is computed using the 30/360 day-count method.

early participation payment	Included in the total exchange price is the early participation payment, equal to $ per $1,000 principal amount of an old note payable in cash.

N S k=1	Summate. The term in the brackets to the right of the summation symbol is separately calculated “N” times (substituting for “k” in that term each whole number shown between 1 and N, inclusive), and the separate calculations are then added together.

exp	Exponentiate. The term to the left of “exp” is raised to the power indicated by the term to the right of “exp.”

total exchange price	The applicable price (including the early participation payment) of an old note per $1,000 principal amount of an old note if notes are tendered at or prior to 5:00 p.m., New York City time, on the early participation date. The total exchange price is rounded to the nearest cent.

principal amount of new notes	Principal Amount of new notes is equal to the principal amount of old notes tendered.

TOTAL EXCHANGE PRICE	=	[	$1,000 (1+YLD/2) exp (N-S/180)	]	N + ∑ k=1	[	$1,000 (CPN/2) (1+YLD/2) exp (k-S/180)	]	— $1,000 (CPN/2)(S/180)

A-1

ANNEX B

HYPOTHETICAL PRICING EXAMPLE

Set forth below is a hypothetical illustration of the total exchange price of the old notes based on hypothetical data. It should, therefore, be used solely for the purpose of obtaining an understanding of the calculation of the total exchange price as quoted at hypothetical rates and times and should not be used or relied upon for any other purpose.

7.80% Senior Subordinated Notes due May 15, 2027

Maturity Date		May 15, 2027

Fixed Spread		% ( basis points)

Assumed Price Determination Date and Time		2:00 p.m., New York City time, on , 2005

Assumed Settlement Date*		, 2005

Assumed Reference Yield as of Assumed Price Determination Date and Time		%

YLD	=

CPN	=

N	=

S	=

total exchange price	=	$

Principal Amount of New Notes	=	$

Cash Payment
Notes tendered on or prior to expiration of early participation date	=	$

Notes tendered after early participation date	=	$

*	Assumes expiration of the exchange offer without extension.

B-1

Manually signed copies of the letter of transmittal will be accepted. The letter of transmittal and any other required documents should be sent or delivered by each noteholder or such noteholder’s broker, dealer commercial bank or other nominee to the exchange agent at one of the addresses set forth below.

The Exchange Agent for the Exchange Offer is:

Global Bondholder Services Corporation

By Registered or Certified Mail:	By Hand and Overnight Courier:

65 Broadway-Suite 704	65 Broadway-Suite 704
New York, New York 10006	New York, New York 10006

By Facsimile (for eligible institutions only):	Confirm by Telephone:

(212) 430-3775	(212) 430-3774

The Information Agent for the Exchange Offer is:

Global Bondholder Services Corporation

65 Broadway-Suite 704

New York, New York 10006

Attention: Corporate Affairs

Banks and brokers: (212) 430-3774

Toll free: (866) 470-3800

Questions and requests for assistance related to the exchange offer may be directed to Deutsche Bank Securities Inc. at the telephone numbers and address set out below. Questions and requests for assistance related to the exchange offer or for additional copies of this prospectus and the letter of transmittal may be directed to the information agent at the telephone number and address listed above.

You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the exchange offer.

The joint-lead dealer managers for the exchange offer are:

Deutsche Bank Securities Inc.	Merrill Lynch & Co.
60 Wall Street	4 World Financial Center, North Tower
New York, New York 10005	New York, New York, 10080
Attn: Liability Management Group
Collect: (212) 250-2955
U.S. toll free: (866) 627-0391

The co-dealer managers for the exchange offer are:

Citigroup	Barclays Capital

The information contained in this document is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED APRIL 4, 2005

PROSPECTUS

NORFOLK SOUTHERN CORPORATION

Offer to Exchange

Up to $200,000,000 Outstanding Aggregate Principal Amount of

7.25% Notes Due 2031

(CUSIP No. 655844 AQ 1)

and

Any or All of our Outstanding

9.00% Notes due 2021

(CUSIP No. 655844 AA 6)

for

Notes Due 20

(CUSIP No. 655844     )

Each exchange offer will expire at 5:00 p.m., New York City time, on     , 2005, unless extended by us (such date and time, as they may be extended, the “expiration date”). In order to be eligible to receive the early participation payment, holders of old notes must tender their old notes on or prior to 5:00 p.m., New York City time, on     , 2005, unless extended by us (such date and time, as they may be extended, the “early participation date”).

The Exchange Offers

We are offering to holders of our outstanding 7.25% notes due 2031, the “7.25% notes” and to holders of our outstanding 9.00% notes due 2021, the “9.00% notes” and collectively, the “old notes” or “outstanding notes,” an opportunity to exchange into new notes due 20    , or the “new notes,” in an aggregate principal amount to be determined in the manner set forth in this prospectus.

We will exchange up to $200,000,000 aggregate principal amount of the 7.25% notes and any or all of the 9.00% notes for new notes. The exchange offers are subject to the condition that at least $200,000,000 aggregate principal amount of old notes be validly tendered and not withdrawn by the expiration of the exchange offers as well as certain other conditions. We may not waive this minimum $200,000,000 tender condition. If 7.25% notes having an aggregate principal amount in excess of $200,000,000 are validly tendered and not withdrawn, we will accept for exchange up to $200,000,000 aggregate principal amount of 7.25% notes on a pro rata basis among the tendering holders. The 9.00% notes are not subject to proration. Subject to these and the other terms and conditions set forth herein:

If you validly tender old notes on or prior to the early participation date, and do not withdraw such tenders, you will receive for each $1,000 principal amount of old notes tendered and accepted:

•	A principal amount of our new notes equal to the principal amount of old notes tendered; plus

•	A cash amount equal to the total exchange price, minus the principal amount of new notes issued.

If you validly tender old notes after the early participation date, but on or prior to the expiration date and do not withdraw such tenders, you will receive for each $1,000 principal amount of old notes tendered and accepted:

•	A principal amount of our new notes equal to the principal amount of old notes tendered; plus

•	A cash amount equal to the total exchange price, minus the principal amount of new notes issued, minus the early participation payment.

The exchange offers are independent and neither exchange offer is conditioned upon the consummation of the other exchange offer and each exchange offer may be amended, extended or terminated individually. Each exchange offer is, however, subject to the conditions described in this prospectus.

Determination of the Total Exchange Price

The total exchange price for the old notes (calculated on the second business day prior to the expiration date) is equal to the price per $1,000 principal amount of the old notes (as calculated herein and rounded to the nearest cent) intended to result in a yield to maturity (the “exchange offer yield”) on the “settlement date” equal to the sum of : (i) the fixed spread listed below, plus (ii) the bid-side yield on the reference U.S. Treasury Security listed below.

Security	Outstanding Principal Amount	Maturity Date	Bloomberg Page	Reference U.S. Treasury Security	Fixed Spread (in basis points)
7.25% Notes Due 2031	$700,000,000	February 15, 2031	PX1	5.375% due February 15, 2031
9.00% Notes Due 2021	$250,000,000	March 1, 2021	PX1	5.375% due February 15, 2031

In addition, holders whose old notes are accepted for exchange will receive a cash payment representing accrued and unpaid interest to, but not including, the settlement date.

In the event that the expiration date is extended by more than two full business days, a new price determination date may be established with respect to the exchange offers. In the event that the expiration date is extended for two full business days or less, the price determination date will remain the same.

Early Participation Payment

We want to encourage holders to tender early. Accordingly, the total exchange price, for each $1,000 principal amount of old notes tendered and accepted, includes an early participation payment of $    , which payment shall be in cash, the “early participation payment.” Only holders who validly tender their old notes on or prior to the early participation date and do not withdraw their tenders will receive the early participation payment. Holders who validly tender their old notes after the early participation date and do not withdraw their tenders will not receive the portion of the total exchange price attributable to the early participation payment.

The New Notes

The new notes will mature on     , 20     and will bear interest at a rate per annum equal to the sum of (a) the yield on the 5.375% U.S. Treasury Security due February 15, 2031, as of 2:00 p.m., New York City time (as indicated on the Bloomberg screen page PX1), on the second business day prior to the expiration date, and (b)     % (     basis points). The interest rate will be rounded to the nearest 0.01% or to the nearest 0.125% (if within 0.005%), per market convention. We may redeem the new notes prior to maturity, in whole or in part, as described in this prospectus. See “Description of New Notes.”

Old notes validly tendered may be withdrawn at any time prior to the expiration date.

See the section entitled “ Risk Factors” that begins on page 11 for a discussion of the risks that you should consider prior to tendering your outstanding notes for exchange.

The joint-lead dealer managers for the exchange offers are:

                            Coordinator

Deutsche Bank Securities	Merrill Lynch & Co.

The co-dealer managers for the exchange offers are:

Citigroup	Barclays Capital

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2005.

You should rely on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. If anyone does provide you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus speaks only as of the date of this prospectus and the information in the documents incorporated by reference in this prospectus speak only as of the respective dates those documents were filed with Securities and Exchange Commission (the “SEC”). Our business, financial condition, results of operations and prospects may have changed since such dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or incorporated by reference as exhibits to the Registration Statement (as defined herein) of which this prospectus is a part and you may obtain copies of those documents as described herein under “Where You Can Find More Information.”

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to you upon written or oral request to:

Three Commercial Place

Norfolk, Virginia 23510-2191

(757) 629-2680

Attention: Corporate Secretary

To obtain timely delivery, security holders must request the information incorporated by reference no later than five business days prior to the expiration date.

There are no guaranteed delivery provisions provided for in conjunction with the exchange offers under the terms of this prospectus and the accompanying letter of transmittal. Tendering holders must tender their old notes in accordance with the procedures set forth under “The Exchange Offers—Procedures for Tendering Old Notes.”

i

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes the basic terms of the notes we are offering, as well as information regarding our business and detailed financial data. We encourage you to read this prospectus in its entirety. Unless the context otherwise requires, references in this prospectus to “Norfolk Southern,” “the Corporation,” “we,” “our,” “ours” and “us” refer to Norfolk Southern Corporation and its consolidated subsidiaries.

Norfolk Southern Corporation

Norfolk Southern Corporation (“Norfolk Southern” or the “Corporation”) is a Virginia-based holding company that in 1982 acquired control of Southern Railway Company (“Southern”) and Norfolk and Western Railway Company (“N&W”). Effective December 31, 1990, Southern changed its name to Norfolk Southern Railway Company (“NSR”), and Norfolk Southern transferred all of the common stock of N&W to NSR (making N&W a wholly-owned subsidiary of NSR). Effective September 1, 1998, N&W was merged with and into NSR. NSR, with its consolidated subsidiaries, is a common carrier by rail that operates approximately 21,300 route miles in 22 states, the District of Columbia and the province of Ontario, Canada.

As more particularly detailed in the various filings we have incorporated by reference herein, Norfolk Southern and CSX Corporation (“CSX”) secured the approval of the Surface Transportation Board (“STB”), successor to the Interstate Commerce Commission, to own and control Conrail Inc. (“Conrail”), the principal subsidiary of which is Consolidated Rail Corporation (“CRC”), a common carrier that offers rail transportation services in the Northeast United States. Through a jointly-owned entity, Norfolk Southern and CSX own the stock of Conrail. On June 1, 1999, Norfolk Southern and CSX, through their respective railroad subsidiaries, began operating separate portions of Conrail’s rail routes and assets. Substantially all such assets were owned by two wholly-owned subsidiaries of CRC: Pennsylvania Lines LLC (“PRR”) and New York Central Lines LLC (“NYC”). PRR had entered into various operating and leasing arrangements with NSR, and NYC had entered into various operating and leasing arrangements with CSX Transportation, Inc. (“CSXT”). Certain rail assets (“Shared Assets Areas”) are still owned by CRC, which operates them for the joint an exclusive use of NSR and CSXT.

On August 27, 2004, Norfolk Southern, CSX and Conrail, pursuant to STB approval as more particularly detailed in the various filings we have incorporated by reference herein, completed a reorganization of Conrail (the “Conrail Corporate Reorganization”). As part of the Conrail Corporate Reorganization, Conrail restructured its existing unsecured and secured public indebtedness and replaced the operating agreements, described above. As a result of the Conrail Corporate Reorganization, PRR and NYC were merged with and into NSR and CSXT, respectively. The Conrail Corporate Reorganization did not involve the Shared Assets Areas, which Conrail continues to own, manage and operate as previously approved by the STB, and will have no effect on the competitive rail service provided in the Shared Assets Areas.

Concurrently with the exchange offers, we have offered to holders of our 7.80% notes due 2027 to exchange into new notes due 20     (the “7.80% exchange offer”). The exchange offers are being conducted independently of the 7.80% exchange offer and are not conditioned upon the consummation of the 7.80% exchange offer.

Our executive offices are located at Three Commercial Place, Norfolk, Virginia 23510-2191, and our telephone number is (757) 629-2600.

Summary of the Exchange Offers

Background

The purpose of the exchange offers is to exchange up to $200,000,000 aggregate principal amount of the 7.25% notes and any or all of the outstanding 9.00% notes for new notes. You should read the discussion under the headings “The Exchange Offers” and “Description of New Notes” for further information regarding the new notes to be issued in the exchange offers.

The 7.25% notes were issued on February 6, 2001 and the 9.00% notes were issued on March 13, 1991 by Norfolk Southern. As of March 1, 2005, Norfolk Southern had 7.25% notes in an aggregate principal amount of $700,000,000 outstanding and 9.00% notes in an aggregate principal amount of $250,000,000 outstanding.

Securities Offered	Notes due 20 .

The Exchange Offers

We are offering to holders of our outstanding 7.25% notes due 2031, and to holders of our outstanding 9.00% notes due 2021, collectively, the “old notes” or “outstanding notes,” an opportunity to exchange into new notes due 20    , or the “new notes,” in an aggregate principal amount to be determined in the manner set forth in this prospectus. Subject to these and the terms and conditions described more fully herein:

If you validly tender old notes on or prior to the early participation date, and do not withdraw such tenders, you will receive for each $1,000 principal amount of old notes tendered and accepted:

•	A principal amount of our new notes equal to the principal amount of old notes tendered; plus

•	A cash amount equal to the total exchange price, minus the principal amount of new notes issued.

If you validly tender old notes after the early participation date but on or prior to the expiration date, and do not withdraw such tenders, you will receive for each $1,000 principal amount of old notes tendered and accepted:

•	A principal amount of our new notes equal to the principal amount of old notes tendered; plus

•	A cash amount equal to the total exchange price, minus the principal amount of new notes issued, minus the early participation payment.

If 7.25% notes having an aggregate principal amount in excess of $200,000,000 are validly tendered and not withdrawn, we will accept for exchange up to $200,000,000 aggregate principal amount of 7.25% notes on a pro rata basis among the tendering holders. The 9.00% notes are not subject to proration.

The exchange offers are independent. Neither exchange offer is conditioned upon the consummation of the other exchange offer, and each exchange offer may be amended, extended or terminated individually. Each exchange offer is, however subject to the conditions described in this prospectus.

You may tender your outstanding old notes for exchange by following the procedures described under the heading “The Exchange Offers.”

Purpose of the Exchange Offers	The purpose of the exchange offers is to refinance a portion of the 7.25% notes and any or all of the 9.00% notes in order to improve our debt maturity profile.

Determination of the Total Exchange Price

The total exchange price for the old notes (calculated on the second business day prior to the expiration date) will be equal to the price per $1,000 principal amount of the old notes, (as calculated herein and rounded to the nearest cent) intended to result in a yield to maturity (the “exchange offer yield”) on the settlement date equal to the sum of: (i) the yield to maturity on the 5.375% U.S. Treasury Security due February 15, 2031 (the “old bond benchmark treasury yield”) and (ii)      basis points (in accordance with the formula set forth in Annex A hereto).

The yield to maturity on the 5.375% U.S. Treasury Security due February 15, 2031 (calculated to three decimal places in accordance with standard market practice) will be based on the bid-side price, as indicated on the Bloomberg screen page PX1 (or any recognized quotation source selected by the dealer manager in its sole discretion if the Bloomberg Government Pricing Monitor is not available or is manifestly erroneous) at 2:00 p.m., New York City time, on the second business day prior to the expiration date, which we sometimes refer to as the “price determination date.”

Early Participation Payment

We want to encourage holders to tender early. Accordingly, the total exchange price, for each $1,000 principal amount of old notes tendered, includes an early participation payment of $    , which payment shall be in cash. Holders who validly tender their old notes on or prior to the early participation date and do not withdraw their tenders will receive the early participation payment. Holders who validly tender their old notes after the early participation date and do not withdraw their tenders will not receive the portion of the total exchange price attributable to the early participation payment. See “The Exchange Offers—Terms of the Exchange Offers; Period for Tendering Old Notes.”

Conditions of the Exchange Offers

We will exchange up to $200,000,000 aggregate principal amount of the 7.25% notes and any or all of our outstanding 9.00% notes for new notes. The exchange offers are subject to the condition that at least $200,000,000 aggregate principal amount of old notes be validly tendered and not withdrawn by the expiration of the exchange offers as well as certain other conditions. We may not waive this minimum $200,000,000 tender condition. See “The Exchange Offers—Conditions to the Exchange Offers.”

Denomination on New Notes

New notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000. If, under the terms of the exchange offers, any tendering holder is entitled to receive new notes in a principal amount that is not an integral multiple of $1,000, we will round downward the amount of new notes to the nearest integral multiple of $1,000 and pay the difference in cash.

Tenders; Early Participation Date; Expiration Date; Withdrawal

In order to be eligible to receive the early participation payment, holders of old notes must validly tender their old notes on or prior to 5:00 p.m., New York City time, on     , 2005, unless extended by us. The exchange offers will expire at 5:00 p.m., New York City time, on     , 2005, unless we extend with respect to one or both series of notes. We will extend the duration of the exchange offers as required by applicable law, and may choose to extend with respect to one or both series of notes in order to provide additional time for holders of old notes to tender their notes for exchange.

Old notes validly tendered may be withdrawn at any time prior to the expiration date. If we decide for any reason not to accept any old notes you have tendered for exchange, those old notes will be returned to you without cost promptly after the expiration or termination of the exchange offer. See “The Exchange Offers—Procedures for Tendering Old Notes,” and “—Withdrawal Rights” for a more complete description of the tender and withdrawal provisions.

Settlement Date	The settlement date of the exchange offers will be the third business day following the expiration date or as soon as practicable thereafter.

Certain U.S. Federal Income Tax Consequences

The exchange of old notes for new notes pursuant to the exchange offers should qualify as a recapitalization under section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, pursuant to which you may recognize gain, but not loss, on such exchange. For a summary of certain U.S. federal income tax consequences of the exchange of old notes for new notes pursuant to the exchange offers see “Certain U.S. Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any cash proceeds from the exchange offers.

Exchange Agent and Information Agent

Global Bondholder Services Corporation is serving as the exchange agent and information agent in connection with this exchange offer. The address and telephone numbers of Global Bondholder Services Corporation are listed on the back cover of this prospectus.

Dealer Managers

Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are serving as joint-lead dealer managers in connection with the exchange offers and Citigroup Global Markets Inc. and Barclays Capital Inc. are serving as co-dealer managers. The address and telephone numbers of Deutsche Bank Securities Inc. are listed on the back cover of this prospectus.

Procedures for Tendering Outstanding Notes

If you wish to participate in the exchange offers and your old notes are held by a custodial entity, such as a bank, broker, dealer, trust company or other nominee through The Depository Trust Company (“DTC”), you may do so through the automated tender offer program of DTC. By participating in either or both of the exchange offers, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal.

If your old notes are registered in your name, you must deliver the certificates representing your old notes, together with a completed letter of transmittal and any other documents required by the letter of transmittal, to the exchange agent, not later than the time the exchange offers expire. See “The Exchange Offers—Acceptance of Old Notes for Exchange; Delivery of New Notes.”

Consequences of Failure to Exchange	Old notes that are not tendered or that are tendered but not accepted will, following the completion of the exchange offers, remain outstanding and will continue to be subject to their existing terms. See “Risk Factors—Consequences of Failure to Exchange.” Following the completion of the exchange offers, we will have no obligation to exchange old notes for new notes.

The trading market for outstanding old notes not exchanged in the exchange offers may be more limited than it is at present. Therefore, if your old notes are not tendered and accepted in the exchange offers, it may become more difficult for you to sell or transfer your unexchanged old notes.

The New Notes

Maturity	, 20 .

Interest Rate

     basis points over the bid-side yield to maturity on the 5.375% U.S. Treasury Security due February 15, 2031 determined at 2:00 p.m., New York City time (as indicated on the Bloomberg screen page PX1), on the second business day prior to the expiration date. The interest rate will be rounded to the nearest 0.01% or to the nearest 0.125% (if within 0.005%), per market convention.

Interest Payment Dates	Semi-annually on and .

Rating	We expect the new notes to be rated [Baa1] by Moody’s and [BBB] by S&P.

Ranking	The new notes will be unsecured obligations of Norfolk Southern, and rank pari passu with all existing and future unsecured and unsubordinated indebtedness of Norfolk Southern.

Optional Redemption	We may redeem the notes prior to maturity, in whole or in part, as described in this prospectus. See “Description of the Notes.”

Comparison of Old Notes and New Notes

The following is a brief comparison of the principal features of the old notes and the new notes. The following descriptions are brief summaries, do not purport to be complete and are qualified in their entirety by reference, with respect to the old notes, to the old notes and the governing indenture of those notes and, with respect to the new notes, to the new notes and the governing indenture of those notes. The new notes will be issued under a new supplemental indenture, to be dated as of the settlement date, to the senior indenture dated as of January 15, 1991, as supplemented by the First Supplemental Indenture, dated as of May 19, 1997, the Second Supplemental Indenture, dated as of April 26, 1999, the Third Supplemental Indenture, dated as of May 23, 2000, the Fourth Supplemental Indenture, dated as of February 6, 2001, the Fifth Supplemental Indenture, dated as of July 5, 2001, the Sixth Supplemental Indenture, dated as of April 30, 2002, the Seventh Supplemental Indenture, dated as of April 30, 2002, the Eighth Supplemental Indenture, dated as of September 17, 2004, and the Ninth Supplemental Indenture dated as of March 11, 2005 (as amended or supplemented from time to time, the “Indenture”) between Norfolk Southern Corporation and U.S. Bank Trust National Association, formerly known as First Trust of New York National Association, as successor Trustee (the “Trustee”).

The new notes are a new series of debt securities under the Indenture. For further information regarding the new notes and for definitions of capitalized terms used with respect to the new notes but not otherwise defined in this summary, see “Description of New Notes.”

	7.25% Notes	9.00% Notes	New Notes
Issuer	Norfolk Southern Corporation	Same.	Same.

Trustee	U.S. Bank Trust National Association	Same.	Same.

Aggregate Principal Amount	$700,000,000 outstanding.	$250,000,000 outstanding.	Up to $450,000,000, in an amount to be determined, based on the principal amount of old notes validly tendered in the exchange offers.

Maturity	February 15, 2031.	March 1, 2021	, 20 .

Interest Rate	7.25% per annum.	9.00% per annum.	basis points over the bid-side yield to maturity on the 5.375% U.S. Treasury Security due February 15, 2031 determined at 2:00 p.m., New York City time (as indicated on the Bloomberg screen page PX1), on the

	7.25% Notes	9.00% Notes	New Notes
second business day prior to the expiration date, rounded to the nearest 0.01% or to the nearest 0.125% (if within 0.005%).

Interest Payment Dates	Semi-annually on August 15 and February 15.	Semi-annually on September 1 and March 1.	Semi-annually on and .

Rating	As of the date hereof, the 7.25% notes are rated Baa1 by Moody’s and BBB by S&P.	As of the date hereof, the 9.00% notes are rated Baa1 by Moody’s and BBB by S&P.	We expect the new notes to be rated [Baa1] by Moody’s and [BBB] by S&P.

Ranking	The 7.25% notes are unsecured obligations of Norfolk Southern, and rank pari passu with all existing and future unsecured and unsubordinated indebtedness of Norfolk Southern.	Same.	Same.

Optional Redemption

We may redeem the 7.25% notes prior to maturity, in whole or in part, at a redemption price equal to the greater of (1) 100% of their principal amount or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 25

		The 9.00% notes are not redeemable prior to their maturity.	We may redeem the new notes prior to maturity, in whole or in part, as described in “Description of New Notes.”

	7.25% Notes	9.00% Notes	New Notes
basis points for the notes, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

Certain Covenants	In addition to typical covenants such as payment of principal and interest, maintenance of properties and payment of taxes, the Indenture also provides for certain limitations on (a) liens on stock or indebtedness of principal subsidiaries and (b) funded debt.	The Indenture provides for typical covenants such as payment of principal and interest, maintenance of properties and payment of taxes.	In addition to typical covenants such as payment of principal and interest, maintenance of properties and payment of taxes, the Indenture also provides for certain limitations on (a) liens on stock or indebtedness of principal subsidiaries and (b) funded debt.

Consolidation, Mergers and Sales of Assets

Norfolk Southern may not consolidate, merge, or sell, transfer or lease substantially all its assets, unless, among other requirements: (i) the successor corporation assumes Norfolk Southern obligations on the 7.25% notes and the Indenture; and (ii) after giving effect thereto, no Event of Default (as defined in the Indenture) has occurred and is continuing.

		Same.	Same.

Events of Default—Cross Default	Default under any note or debenture or any other indebtedness for borrowed money in an aggregate principal	Same.	Same.

	7.25% Notes	9.00% Notes	New Notes
amount in excess of $30,000,000 of Norfolk Southern or any Significant Subsidiary.

Acceleration	The trustee or the holders of 25% of the outstanding principal amount of the 7.25% notes may declare, by a notice as provided for in the Indenture, the principal of the 7.25% notes, to be due and payable immediately in the case of an Event of Default (as defined in the Indenture), which includes a default in the payment of principal or interest of the 7.25% notes.	Same.	Same.

Defeasance	The Indenture is subject to defeasance under certain circumstances.	Same.	Same.

Change of Control	Norfolk Southern is not required to repurchase 7.25% notes upon a change of control of Norfolk Southern.	Same.	Same.

Transfer Restrictions	Freely transferable under the Securities Act.	Same.	Same.

Sinking Fund	None.	None.	None.

Risk Factors

See “Risk Factors” beginning on page 11 for a discussion of factors that should be considered by holders of outstanding notes before tendering their outstanding notes in the exchange offers.

RISK FACTORS

You should consider carefully the following risks and all of the information set forth in this prospectus or incorporated by reference herein before tendering your notes for exchange in the exchange offers.

Consequences of Failure to Exchange

After the consummation of the exchange offers there will likely be a more limited trading market for the old notes.

To the extent that old notes are tendered and accepted for exchange pursuant to the exchange offers, the trading market for old notes that remain outstanding is likely to be more limited than it is at present. A debt security with a smaller outstanding principal amount available for trading (a smaller “float”) may command a lower price than would a comparable debt security with a larger float. Therefore, the market price for old notes that are not tendered and accepted for exchange pursuant to the exchange offers may be affected adversely to the extent that the principal amount of the old notes exchanged pursuant to the exchange offers reduces the float. A reduced float may also make the trading price of old notes that are not exchanged in the exchange offers more volatile.

Risks Relating to the New Notes

As with the old notes, claims of new note holders will be structurally subordinated to those of creditors of our subsidiaries.

We are a holding company and we conduct substantially all of our operations through our subsidiaries. We perform management, legal, financial, tax, consulting, administrative and other services for our subsidiaries. Our principal sources of cash are from external financings, dividends and advances from our subsidiaries, investments, payments by our subsidiaries for services rendered, and interest payments from our subsidiaries on cash advances. The amount of dividends available to us from our subsidiaries largely depends upon each subsidiary’s earnings and operating capital requirements. The ability of our subsidiaries to make any payments to us will depend on our subsidiaries’ earnings, business and tax considerations and legal restrictions.

As a result of our holding company structure, the new notes and the old notes effectively rank junior to all existing and future debt, trade payables and other liabilities of our subsidiaries. Any right of Norfolk Southern and our creditors to participate in the assets of any of our subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary’s creditors, including trade creditors, except to the extent that we may ourselves be a creditor of such a subsidiary.

You cannot be sure that an active trading market will develop for the new notes.

There is no existing trading market for the new notes. We do not intend to apply for listing or quotation of the new notes on any exchange. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be, nor can we make any assurances regarding the ability of new note holders to sell their new notes, the amount of new notes to be outstanding following the exchange offers or the price at which the new notes might be sold. As a result, the market price of the new notes could be adversely affected.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain certain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by the use of words like “believe,” “expect,” “anticipate” and “project.” Forward-looking statements reflect management’s good-faith evaluation of information currently available. However, such statements are dependent on and, therefore, can be influenced by, a number of external variables over which management has little or no control, including: domestic and international economic conditions; the business environment in industries that produce and consume rail freight; competition and consolidation within the transportation industry; fluctuation in prices of key materials, in particular diesel fuel; labor difficulties, including strikes and work stoppages; legislative and regulatory developments; changes in securities and capital markets; and natural events such as severe weather, floods and earthquakes. Forward-looking statements are not, and should not be relied upon as, a guaranty of future performance or results. Nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements speak only as of the date they are made, and Norfolk Southern undertakes no obligation to update or revise them.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the new notes in exchange for the outstanding notes. Any old notes that are properly tendered and exchanged pursuant to the exchange offers will be retired and cancelled.

CAPITALIZATION

The following information sets forth our debt and total capitalization at December 31, 2004, and as adjusted to give effect to the issuance of the notes described in this prospectus and the issuance of up to $350,000,000 aggregate principal amount of new notes due 20         as part of our concurrent exchange offer and to the March 2005 issuance of $300,000,000 aggregate principal amount of 6% notes due 2105. You should read this along with the historical financial statements and accompanying notes that we included in our 2004 Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference into this prospectus. See “Where You Can Find More Information.”

	Historical December 31, 2004	Adjustments (1)	Adjustments (2)	As Adjusted
	($ in millions)
Cash, cash equivalents and short-term investments	$669	$297	$(258)	$708

Total long-term debt, including current maturities	7,525	300	(258)	7,567

Total stockholders’ equity	7,990			7,990

Total capitalization	$15,515	$300	$(258)	$15,557

Total debt to total capitalization	48.5%			48.6%

(1)	Reflects the issuance of $300,000,000 aggregate principal amount of 6% notes due 2105 which occurred on March 11, 2005.
(2)	Assumes $200,000,000 of our 7.25% notes due 2031 and $250,000,000 of our 9.00% notes due 2021 are validly tendered and not withdrawn in the exchange offers and $350,000,000 of our 7.80% notes due 2027 are validly tendered and not withdrawn in our concurrent exchange offer for new notes due 20 , in each case, on or prior to the expiration date and that all validly tendering holders receive the total exchange price which includes, for each exchange offer, a principal amount of new notes equal to the principal amount of old notes tendered plus a cash amount equal to the total exchange price minus the principal amount of new notes issued.

Certain of the above adjustments may vary if holders of less than the maximum amount of old notes to be accepted are validly tendered and not withdrawn in the exchange offers. If $200,000,000 aggregate principal amount of our 7.25% notes due 2031 and none of our 9.00% notes due 2021 are validly tendered and not withdrawn in the exchange offers and $200,000,000 aggregate principal amount of our 7.80% notes due 2027 are validly tendered and not withdrawn in our concurrent exchange offer, in each case prior to the applicable expiration date, then the amount of the adjustment for both cash, cash equivalents and short-term investments and total long-term debt would be reduced to $113,000,000.

THE EXCHANGE OFFERS

Terms of the Exchange Offers; Period for Tendering Old Notes

We will exchange up to $200,000,000 aggregate principal amount of the 7.25% notes, and any or all of the outstanding 9.00% notes for new notes. The exchange offers are subject to the condition that at least $200,000,000 aggregate principal amount of old notes be validly tendered and not withdrawn by the expiration of the exchange offers as well as certain other conditions. We may not waive this minimum $200,000,000 tender condition. Subject to these and the other terms and conditions set forth herein:

If you validly tender old notes on or prior to the early participation date, and do not withdraw such tenders, you will receive for each $1,000 principal amount of old notes tendered and accepted:

•	A principal amount of our new notes equal to the principal amount of old notes tendered; plus

•	A cash amount equal to the total exchange price, minus the principal amount of new notes issued.

If you validly tender old notes after the early participation date but on or prior to the expiration date, and do not withdraw such tenders, you will receive for each $1,000 principal amount of old notes tendered and accepted:

•	A principal amount of our new notes equal to the principal amount of old notes tendered; plus

•	A cash amount equal to the total exchange price, minus the principal amount of new notes issued, minus the early participation payment.

We want to encourage holders to tender early. Accordingly, the total exchange price, for each $1,000 principal amount of old notes tendered, includes an early participation payment of $    , which payment shall be in cash. Holders who validly tender their old notes on or prior to the early participation date and do not withdraw their tenders will receive the early participation payment. Holders who validly tender their old notes after the early participation date and do not withdraw their tenders will not receive the portion of the total exchange price attributable to the early participation payment.

New notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000. If, under the terms of the exchange offers, any tendering holder is entitled to receive new notes in a principal amount that is not an integral multiple of $1,000, we will round downward the amount of new notes to the nearest integral multiple of $1,000 and pay the difference in cash.

As of March 1, 2005, $700,000,000 principal amount of 7.25% notes and $250,000,000 principal amount of 9.00% notes were outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date hereof, to all holders of old notes known to us. Our obligation to accept old notes for exchange pursuant to the exchange offers is subject to certain obligations as set forth under “—Conditions to the Exchange Offers.”

Assuming we have not previously elected to terminate the exchange offers in our sole discretion and subject to the conditions listed below, we will exchange up to $200,000,000 aggregate principal amount of the 7.25% notes and any or all of the outstanding 9.00% notes for new notes, subject to the requirement that we receive valid tenders, not withdrawn prior to the expiration date, of at least $200,000,000 aggregate principal amount of old notes. If 7.25% notes having an aggregate principal amount of more than $200,000,000 are validly tendered and not withdrawn, we will accept for exchange only old notes in an aggregate principal amount up to $200,000,000 aggregate principal amount on a pro rata basis among the tendering holders.

We expressly reserve the right, at any time prior to the expiration of the exchange offers, in our sole discretion, to extend the period of time during which one or both of the exchange offers are open, and delay acceptance for exchange of any old notes of one or both series, by giving written notice of such extension to the holders thereof as described below. We will extend the duration of the exchange offers as required by applicable law, and may choose to extend it in order to provide additional time for holders of old notes to tender their notes for exchange. During any such extension, all old notes previously tendered and not withdrawn will remain subject to the exchange offers and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offers. In accordance with Rule 14e-1 under the Exchange Act, if we elect to increase or decrease the amount of old notes sought, the consideration offered, or the dealer manager’s soliciting fees, this exchange offer will remain open for at least ten business days from the date that the notice of such change is first published or sent to holders of the old notes.

We expressly reserve the right to amend or terminate the exchange offers, and not to accept for exchange any old notes tendered, upon the occurrence of any of the conditions of the exchange offers specified under “—Conditions to the Exchange Offers.” We will give prompt written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Determination of the Total Exchange Price

The total exchange price for the old notes (calculated on the second business day prior to the expiration date) will be equal to the price per $1,000 principal amount of the old notes (as calculated herein and rounded to the nearest cent) intended to result in a yield to maturity (the “exchange offer yield”) on the settlement date equal to the sum of: (i) the yield to maturity on the 5.375% U.S. Treasury Security due February 15, 2031 (the “old bond benchmark treasury yield”) and (ii)      basis points (in accordance with the formula set forth in Annex A hereto). In addition, holders whose old notes are accepted for exchange will receive a cash payment representing accrued and unpaid interest to, but not including, the settlement date.

The yield to maturity on the 5.375% U.S. Treasury Security due February 15, 2031 (calculated to three decimal places in accordance with standard market practice) will be based on the bid-side price, as indicated on the Bloomberg screen page PX1 (or any recognized quotation source selected by the dealer manager in its sole discretion if the Bloomberg Government Pricing Monitor is not available or is manifestly erroneous) at 2:00 p.m., New York City time, on the second business day prior to the expiration date, which we sometimes refer to as the “price determination date.” In the event that the expiration date is extended by more than two full business days, a new price determination date may be established with respect to the exchange offers. In the event that the expiration date is extended for two full business days or less, the price determination date will remain the same.

Deutsche Bank Securities Inc. will calculate the exchange offer yield, the total exchange price and accrued interest, and its calculations will be final and binding absent manifest error. We will publicly announce the exchange offer yield and total exchange price for the old notes promptly after they are determined by Deutsche Bank Securities Inc.

You can obtain recently calculated hypothetical quotes of the yield of the reference U.S. Treasury Security, the hypothetical exchange offer yield and the total exchange price for the old notes prior to the pricing time, and can obtain the actual yield on the reference U.S. Treasury Security, exchange offer yield and the total exchange price for the old notes after the pricing time, by contacting the Liability Management Group at Deutsche Bank Securities Inc. at (866) 627-0391 or collect (212) 250-2955. Although the co-lead dealer managers will calculate the total exchange price for the old notes based solely on the yield on the corresponding reference U.S. Treasury Security, as described above, you can also find information regarding the closing yield to maturity of the U.S. Treasury Security on any trading day in The Wall Street Journal and The New York Times.

Illustrative Examples

The information provided in the following table is for illustrative purposes only, and we make no representation with respect to the actual consideration that may be paid pursuant to the exchange offers. The exchange offer yield and total exchange price may be greater or less than that shown in the following table, depending on the yield on the 5.375% U.S. Treasury Security due February 15, 2031 as of the price determination date.

The following illustrates, for each old note, the hypothetical exchange offer yield and total exchange price per $1,000 principal amount of old notes, a settlement date of     , 2005 and reference U.S. Treasury Security yields as of 2.00 p.m., New York City time, on     , 2005. Please see Annexes A and B, attached hereto, for further pricing details.

Security	Maturity Date	Bloomberg Page	Reference U.S. Treasury Security	Reference U.S. Treasury Security Yield as of 2:00 p.m.	Fixed Spread (in basis points)
7.25% Notes Due 2031	February 15, 2031	PX1	5.375% due February 15, 2031
9.00% Notes Due 2021	March 1, 2021	PX1	5.375% due February 15, 2031

Exchange offer yield:     %

Total exchange price: $

Early participation payment: $

Cash Payment Formula for notes tendered on or prior to the early participation date:

(total exchange price) - (principal amount of new notes issued) = Cash Payment

Cash Payment Formula for notes tendered after the early participation date:

(total exchange price) - (principal amount of new notes issued) - (early participation payment) = Cash Payment

Example A: Investor tenders $10,000,000 of 7.25% notes on or prior to the early participation date, and all such notes are accepted pursuant to the terms of the exchange offer, and receives:

Principal amount of new notes equal to: $10,000,000

Cash payment equal to: $     (includes early participation payment)

Cash in lieu of fractional par amount of new notes: $0.00

Example B: Investor tenders $10,0000,000 of 7.25% notes after the early participation date but on or prior to the expiration date, and all such notes are accepted pursuant to the terms of the exchange offer, and receives:

Principal amount of new notes equal to: $10,000,000

Cash payment equal to: $     (does not include early participation payment)

Cash in lieu of fractional par amount of new notes: $0.00

Example C: Investor tenders $10,000,000 of 9.00% notes on or prior to the early participation date, and all such notes are accepted pursuant to the terms of the exchange offer, and receives:

Principal amount of new notes equal to: $10,000,000

Cash payment equal to: $     (includes early participation payment)

Cash in lieu of fractional par amount of new notes: $0.00

Example D: Investor tenders $10,000,000 of 9.00% notes after the early participation date but on or prior to the early expiration date, and all such notes are accepted pursuant to the terms of the exchange offer, and receives:

Principal amount of new notes equal to: $10,000,000

Cash payment equal to: $     (does not include early participation payment)

Cash in lieu of fractional par amount of new notes: $0.00

Settlement Date

We will deliver the new notes and pay any cash amounts on the settlement date, which will be the third business day following the expiration date or as soon as practicable thereafter. We will not be obligated to deliver new notes or pay any cash amounts unless either or both of the exchange offers are consummated.

Procedures for Tendering Old Notes

The tender to us of old notes by you as set forth below and our acceptance of the old notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange pursuant to the exchange offers, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent’s message in lieu of such letter of transmittal, to Global Bondholder Services, as exchange agent, at the address set forth on the back cover of this prospectus on or prior to the expiration date. Holders who validly tender their old notes on or prior to the early participation date and do not withdraw their tenders will receive the early participation payment. Holders who validly tender their old notes after the early participation date and do not withdraw their tenders will not receive the portion of the total exchange price attributable to the early participation payment. In addition, either:

•	a timely confirmation of a book-entry transfer (a “book-entry confirmation”) of such old notes, if such procedure is available, into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer, as described below under “—Book-Entry Transfers,” must be received by the exchange agent, on or prior to the expiration date, with the letter of transmittal or an agent’s message in lieu of such letter of transmittal, or

•	certificates for such old notes must be received by the exchange agent along with the letter of transmittal.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by regular U.S. mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

•	by a holder of the old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an Eligible Institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an “Eligible Institution”). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an Eligible Institution.

We or the exchange agent in our sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel’s, be unlawful. We also reserve the right to waive any defects or irregularities as to any particular old note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offers). Our or the exchange agent’s interpretation of the terms and conditions of the exchange offers as to any particular old note either before or after the expiration date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes.

If the letter of transmittal or any old notes or powers of attorneys are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

Absence of Dissenters’ Rights

Holders of the old notes do not have any appraisal or dissenters’ rights in connection with the exchange offers.

Acceptance of Old Notes for Exchange; Delivery of New Notes and Cash Amounts

Upon satisfaction or waiver of all of the conditions to the exchange offers, we will accept, promptly after the expiration date, up to $200,000,000 aggregate principal amount of the 7.25% notes and any or all of the outstanding 9.00% notes validly tendered and not withdrawn and will issue the new notes and, if applicable, any cash amounts promptly after the expiration date. See “—Conditions to the Exchange Offers.” For purposes of the exchange offers, we shall be deemed to have accepted properly tendered old notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

In all cases, issuance of new notes and payment of any cash amounts for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

•	certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent’s account at DTC,

•	a properly completed and duly executed letter of transmittal (or a manually executed facsimile) or an agent’s message in lieu thereof, and

•	all other required documents.

Holders may submit all or part of their old notes currently held.

In the event that holders of 7.25% notes tender, in the aggregate, more than the maximum principal amount we are offering to exchange, we will accept for exchange only 7.25% notes in an aggregate principal amount up to the maximum principal amount we are offering to exchange on a pro rata basis among the tendering holders. The 9.00% notes are not subject to proration.

Book-Entry Transfers

For purposes of the exchange offers, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offers. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent’s message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth on the back cover of this prospectus on or prior to the expiration date.

Withdrawal Rights

Old notes validly tendered may be withdrawn at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth on the back cover of this prospectus. This notice must specify:

•	the name of the person having tendered the old notes to be withdrawn;

•	the old notes to be withdrawn (including the principal amount of such old notes); and

•	where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, unless such holder is an Eligible Institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offers. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, such old notes will be credited to an account maintained with DTC for the old notes) promptly after withdrawal, rejection of tender or termination of the exchange offers. Properly withdrawn old notes may be re-tendered by following one of the procedures described under “—Procedures for Tendering Old Notes” above at any time on or prior to the expiration date.

Conditions to the Exchange Offers

Notwithstanding any other provision of the exchange offers, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offers, if any of the following events occur prior to the expiration of the exchange offers:

(a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

(1) seeking to restrain or prohibit the making or consummation of the exchange offers or any other transaction contemplated by the exchange offers, or assessing or seeking any damages as a result thereof, or

(2) resulting in a material delay in our ability to accept for exchange or exchange some or all of the old notes pursuant to the exchange offers;

or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offers or any of the transactions contemplated by the exchange offers by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our sole judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above; or

(b) there shall have occurred:

(1) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market,

(2) any limitation by a governmental agency or authority which may adversely affect our ability to complete the transaction contemplated by the exchange offers,

(3) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

(4) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offers, a material acceleration or worsening thereof; or

(c) any change (or any development involving a prospective change) shall have occurred or be threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects and our subsidiaries taken as a whole that, in our reasonable judgment, is or may be adverse to us, or we have become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the old notes or the new notes; or

(d) there shall have occurred, or will likely to occur, any event which in our reasonable judgment has impaired or may impair the benefits of the exchange offer to us;

which in our reasonable judgment in any case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable to proceed with the exchange offers and/or with such acceptance for exchange or with such exchange.

Additionally, notwithstanding any other provision of the exchange offers, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offers, if less than $200,000,000 of the outstanding principal amount of old notes are validly tendered and not withdrawn by expiration of the exchange offers. We may not waive this minimum $200,000,000 tender condition.

The foregoing conditions are for our sole benefit and may be asserted by us prior to the expiration of the exchange offers regardless of the circumstances giving rise to any condition. The foregoing conditions, other than the minimum $200,000,000 tender condition, may be waived by us in whole or in part at any time prior to the expiration of the exchange offers in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time.

In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement, of which this prospectus constitutes a part, or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

Although we have no present plans or arrangements to do so, we reserve the right to amend, at any time, the terms of the exchange offers. We will give holders notice of any amendments if required by applicable law.

Exchange Agent

Global Bondholder Services Corporation has been appointed as the exchange agent for the exchange offers. Letters of transmittal and all correspondence in connection with the exchange offers should be sent or delivered by each holder of old securities, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at the address and telephone number set forth on the back cover of this prospectus. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

Information Agent

Global Bondholder Services Corporation has been appointed as the information agent for the exchange offers. Questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal should be directed to the information agent at the address and telephone number set forth on the back cover of this prospectus. Holders of old notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offers. We will pay the information agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

Dealer Managers

We have retained Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated to act as joint-lead dealer managers and financial advisors for the exchange offers and Citigroup Global Markets Inc. and Barclays Capital are co-dealer managers. We will pay a customary fee to the dealer managers for soliciting the exchange of old notes in the exchange offers. We will also reimburse the dealer managers for their reasonable out-of-pocket expenses. The obligation of the dealer managers to perform their functions is subject to customary conditions. We have agreed to indemnify the dealer managers against various liabilities under the federal securities laws. The dealer managers may contact holders of old notes by mail, telephone, facsimile transmission and personal interviews and otherwise and may request brokers, dealers and other nominee stockholders to forward materials relating to the exchange offers to beneficial owners. At any given time, the dealer managers may trade the old notes or other of our securities for their own accounts or for the accounts of their customers and, accordingly, may hold a long or short position in the old notes.

The dealer managers have provided in the past, and/or are currently providing, certain financial services to us and our affiliates for customary compensation and may continue to provide various financial services to us, and our affiliates, for which they would receive customary compensation from us.

Questions regarding the terms of the exchange offers may be directed to Deutsche Bank Securities Inc. at the address and telephone numbers listed below:

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Attn: Liability Management Group
Collect: (212) 250-2955
U.S. toll free: (866) 627-0391

Other Fees and Expenses

We will bear the expenses of soliciting tenders of the old notes. The principal solicitation is being made by mail. Additional solicitations may, however, be made by e-mail, facsimile transmission, telephone or in person by the dealer managers and the information agent, as well as by our officers and other employees and those of our affiliates. No additional compensation will be paid to any officers or employees who engage in soliciting exchanges. All other registration expenses, including fees and expenses of the Trustee under the Indenture relating to the new notes, filing fees, blue sky fees and printing and distribution expenses will be paid by us.

Tendering holders of old notes will not be required to pay any fee or commission to the dealer manager. If, however, a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

Compliance with “Short-Tendering” Rule

It is a violation of Rule 14e-4 under the Exchange Act for a person, directly or indirectly, to tender for exchange old notes for his own account unless the person so tendering their old notes (a) has a net long position equal to or greater than the aggregate principal amount of the old notes being tendered for exchange and (b) will cause such old notes to be delivered in accordance with the terms of the exchange offers. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

A tender of old notes in the exchange offers under any of the procedures described above will constitute a binding agreement between us and the tendering holder with respect to the exchange offers upon the terms and subject to the conditions of the exchange offers, including the tendering holder’s acceptance of the terms and conditions of the exchange offers, as well as the tendering holder’s representation and warranty that (a) such holder has a net long position in the old notes being tendered pursuant to the exchange offers within the meaning of Rule 14e-4 under the Exchange Act and (b) the tender of such old notes complies with Rule 14e-4.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with the tender of old notes in the exchange offers unless you instruct us to register new notes in the name of, or request that old notes not tendered or accepted in the exchange offers be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

DESCRIPTION OF NEW NOTES

The following description is a summary of certain material provisions of the Indenture. It does not restate the agreement in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of these new notes. We have filed copies of the Indenture as an exhibit to the Registration Statement which includes this prospectus. Capitalized terms used herein but not defined have the meanings set forth in the Indenture.

The new notes will be issued under a new supplemental indenture, to be dated as of the settlement date, to the senior indenture dated as of January 15, 1991, as supplemented by the First Supplemental Indenture, dated as of May 19, 1997, the Second Supplemental Indenture, dated as of April 26, 1999, the Third Supplemental Indenture, dated as of May 23, 2000, the Fourth Supplemental Indenture, dated as of February 6, 2001, the Fifth Supplemental Indenture, dated as of July 5, 2001, the Sixth Supplemental Indenture, dated as of April 30, 2002, the Seventh Supplemental Indenture, dated as of April 30, 2002, the Eighth Supplemental Indenture, dated as of September 17, 2004, and the Ninth Supplemental Indenture, dated as of March 11, 2005 (as amended or supplemented from time to time, the “Indenture”) between Norfolk Southern Corporation and U.S. Bank Trust National Association, formerly known as First Trust of New York National Association, as successor Trustee (the “Trustee”). The new notes are a new series of debt securities under the Indenture.

The terms of the new notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”). You can find the definitions of certain terms used in this description under the subheading “Certain Covenants.”

General

The new notes will mature on     , 20    . The new notes will bear interest from the date of issuance, payable semi-annually in arrears on      and     , commencing on     , 2005, to the persons who are holders of record on the close of business on the immediately preceding      and     .

The new notes will bear interest at a rate per annum equal to the sum of (a) the yield on the 5.375% U.S. Treasury Security due February 15, 2031, as of 2:00 p.m., New York City time (as indicated on the Bloomberg screen page PX1), on the second business day prior to the expiration date, and (b)     % (     basis points). The interest rate will be rounded to the nearest 0.01% or to the nearest 0.125% (if within 0.005%), per market convention. The Trustee will authenticate and deliver the new notes.

Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or such Maturity Date, as the case may be. “Business Day” means any day, other than a Saturday or Sunday, on which banking institutions in the city of New York are open for business.

Ranking

The new notes will be senior unsecured obligations of the Corporation and will rank equally with all of our other senior unsecured indebtedness. On a pro forma basis as of December 31, 2004, after giving effect to the March 2005 issuance of $300 million aggregate principal amount of 6% notes due 2105 and after giving effect to this and the concurrent exchange offers, we would have $5,990 million of outstanding senior indebtedness (none of which is secured indebtedness) not including the debt of our subsidiaries. Because we are a holding company, the new notes effectively will rank junior to all liabilities of our subsidiaries. As of December 31, 2004, total liabilities (other than intercompany liabilities) of our railroad subsidiaries were approximately $10,831 million and debt of our subsidiaries was approximately $1,633 million.

Optional Redemption

The notes may be redeemed in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of (1) 100% of their principal amount or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus      basis points for the notes, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

“Treasury Yield” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury Securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such redemption date. The Treasury Yield will be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity most comparable to the remaining term of the applicable series of notes, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of maturity comparable to the remaining term of such notes.

“Independent Investment Banker” means Deutsche Bank Securities Inc. or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing in the United States appointed by the Trustee after consultation with us.

“Comparable Treasury Price” means, (1) the average of the five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Bank obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means Deutsche Bank Securities Inc. and its successors; provided, however, that if the foregoing ceases to be a primary U.S. Government securities dealer in New York, New York (a “Primary Treasury Dealer”) or otherwise fails to provide a Reference Treasury Dealer Quotation, the Corporation will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means a quotation for a Comparable Treasury Issue provided by a Reference Treasury Dealer.

Sinking Fund

The new notes are not subject to any sinking fund.

Certain Covenants

The Indenture contains the covenants summarized below, which will be applicable (unless waived or amended) so long as any of the new notes offered hereby are outstanding.

Limitations on Liens on Stock or Indebtedness of Principal Subsidiaries

The Corporation will not, and will not permit any of its Subsidiaries to, create, assume, incur or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest of any kind, other than a Purchase Money Lien, upon any stock or indebtedness, now owned or hereafter acquired, of any Principal Subsidiary, to secure any Obligation (other than the new notes) of the Corporation, any Subsidiary or any other person, without in any such case making effective provision whereby all of the outstanding new notes are secured on an equal and ratable basis with the obligations so secured. This restriction does not apply to any mortgage, pledge, lien, encumbrance, charge or security interest on any stock or indebtedness of a corporation existing at the time such corporation becomes a Subsidiary. This provision does not restrict any other property of the Corporation or its Subsidiaries. “Obligation” is defined as indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness. “Purchase Money Lien” is defined as any mortgage, pledge, lien, encumbrance, charge or security interest of any kind upon any stock or indebtedness of any Principal Subsidiary acquired after the date any new notes are first issued if such Purchase Money Lien is for the purpose of financing, and does not exceed, the cost to the Corporation or any Subsidiary of acquiring the indebtedness of such Principal Subsidiary and such financing is effected concurrently with, or within 180 days after, the date of such acquisition. “Principal Subsidiary” is defined as NSR. “Subsidiary” is defined as an entity a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Corporation or one or more Subsidiaries, but does not include Conrail. The Indenture does not prohibit the sale by the Corporation or any Subsidiary of any stock or indebtedness of any Subsidiary.

Limitations on Funded Debt

The Indenture provides that the Corporation will not permit any Restricted Subsidiary to incur, issue, guarantee or create any Funded Debt unless, after giving effect thereto, the sum of the aggregate amount of all outstanding Funded Debt of the Restricted Subsidiaries would not exceed an amount equal to 15% of Consolidated Net Tangible Assets. The limitation on Funded Debt will not apply to, and there will be excluded from Funded Debt in any computation under such restriction, Funded Debt secured by:

(1) Liens on real or physical property of any corporation existing at the time such corporation becomes a Subsidiary;

(2) Liens on real or physical property existing at the time of acquisition thereof incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by the Corporation or any Restricted Subsidiary;

(3) Liens on real or physical property thereafter acquired (or constructed) by the Corporation or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;

(4) Liens in favor of the Corporation or any Restricted Subsidiary;

(5) Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute;

(6) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103(b) of the Internal Revenue Code of 1954, as amended;

(7) Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Funded Debt if made and continuing in the ordinary course of business;

(8) Liens incurred (no matter when created) in connection with the Corporation’s or a Restricted Subsidiary’s engaging in a leveraged or single-investor lease transaction; provided, however, that the instrument creating or evidencing any borrowings secured by such Lien will provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of the Corporation or such Restricted Subsidiary;

(9) Liens under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the Corporation or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety, repletion and appeal bonds to which the Corporation or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers’ or other employees’, carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ Liens and Liens arising out of judgments or awards against the Corporation or any Restricted Subsidiary with respect to which the Corporation or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the Corporation or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easement or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens on the use of real properties, which Liens, exceptions, encumbrances easements, reservations, rights and restrictions do not, in the opinion of the Corporation, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Corporation and its Restricted Subsidiaries;

(10) Liens incurred to finance construction, alteration or repair of any real or physical property and improvements thereto prior to or within 270 days after completion of such construction, alteration or repair;

(11) Liens incurred (no matter when created) in connection with a Securitization Transaction;

(12) Liens on property (or any Receivable arising in connection with the lease thereof) acquired by the Corporation or a Restricted Subsidiary through repossession, foreclosure or liens proceeding and existing at the time of the repossession, foreclosure, or like proceeding;

(13) Liens on deposits of the Corporation or a Restricted Subsidiary with banks (in the aggregate, not exceeding $50 million), in accordance with customary banking practice, in connection with the providing by the Corporation or a Restricted Subsidiary of financial accommodations to any Person in the ordinary course of business; or

(14) any extension, renewal, refunding or replacement of the foregoing.

(15) The definitions set forth below apply only to the foregoing limitations on Funded Debt.

“Consolidated Net Tangible Assets” means, at any date, the total assets appearing on the most recent consolidated balance sheet of the Corporation and Restricted Subsidiaries as at the end of the fiscal quarter of the Corporation ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, less (1) all current liabilities (due within one year) as shown on such balance sheet, (2) applicable reserves, (3) investments in and advances to Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries that are consolidated on the consolidated balance sheet of the Corporation and its Subsidiaries, and (4) Intangible Assets and liabilities relating thereto.

“Funded Debt” means (1) any indebtedness of a Restricted Subsidiary maturing more than 12 months after the time of computation thereof, (2) guarantees by a Restricted Subsidiary of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (3) all preferred stock of such Restricted Subsidiaries, and (4) all Capital Lease Obligations (as defined in the Indenture) of a Restricted Subsidiary.

“Indebtedness” means, at any date, without duplication, (1) all obligations for borrowed money of a Restricted Subsidiary or any other indebtedness of a Restricted Subsidiary, evidenced by bonds, debentures, notes or other similar instruments, and (2) Funded Debt, except such obligations and other indebtedness of a Restricted Subsidiary and Funded Debt, if any, incurred as a part of a Securitization Transaction.

“Intangible Assets” means at any date, the value (net of any applicable reserves) as shown on or reflected in the most recent consolidated balance sheet of the Corporation and the Restricted Subsidiaries as at the end of the fiscal quarter of the Corporation ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, of: (1) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (2) organizational and development costs; (3) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, deferred interest waiver, compensation and similar items and tangible assets being amortized); and (4) unamortized debt discount and expense, less unamortized premium.

“Liens” means such pledges, mortgages, security interests and other liens, including purchase money liens, on property of the Corporation or any Restricted Subsidiary which secure Funded Debt.

“Receivables” mean any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising,

either directly or indirectly, from the financing by the Corporation or any Subsidiary of the Corporation of property or services, monies due thereunder, security interests in the property and services financed thereby and any and all other related rights.

“Restricted Subsidiary” means each Subsidiary of the Corporation other than Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries.

“Securitization Subsidiary” means a Subsidiary of the Corporation (1) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (2) as to which no portion of the Indebtedness (as defined in the Indenture) or any other obligations (a) is guaranteed by any Restricted Subsidiary, or (b) subjects any property or assets of any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to any lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and inter-company notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.

“Securitization Transaction” means any transaction or series of transactions that have been or may be entered into by the Corporation or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Corporation or any of its Subsidiaries may sell, convey or otherwise transfer to (1) a Securitization Subsidiary or (2) any other Person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein (whether such Receivables or securities are then existing or arising in the future) of the Corporation or any of its Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold in respect of which security interests are granted in connection with securitization transactions involving such assets.

Events of Default

Under the Indenture, an “event of default” includes the following:

•	failure to pay any principal or premium, if any, when due;

•	failure to pay any interest when due, and this failure continues for 30 days and the time for payment has not been extended or deferred;

•	failure to pay any sinking fund installment when due;

•	failure to perform any covenant in the Indenture, and the failure continues for 90 days;

•	acceleration of any indebtedness of the Corporation (or any “significant subsidiary” of the Corporation, as defined in the federal securities laws) in an aggregate principal amount that exceeds $30,000,000; and

•	certain events of bankruptcy, insolvency or reorganization.

If an event of default occurs and is continuing, either the Trustee or the holders of at least 25%, in aggregate principal amount, of the outstanding debt securities affected by the default, may notify the Corporation (and the Trustee, if notice is given by the holders) and declare that the unpaid principal, premium, and accrued interest, if any, is due and payable immediately. However, under certain circumstances, the holders of a majority in aggregate principal amount of outstanding debt securities may be able to rescind and annul this declaration for accelerated payment. The Corporation will furnish the Trustee with an annual statement that describes how the Corporation has performed its obligations under the Indenture, and that specifies any defaults that may have occurred.

Satisfaction and Discharge of Indenture

The Corporation may terminate its obligations with respect to a series of debt securities under the Indenture if:

•	all the outstanding debt securities have been delivered to the Trustee for cancellation;

•	the Corporation has paid all sums it is required to pay under the Indenture; or

•	the Corporation deposits with the Trustee sufficient funds, or the equivalent thereof, to cover payments due under the Indenture.

As a condition to defeasance, the Corporation must deliver to the Trustee an opinion of counsel to the effect that (i) the holders will not recognize gain or loss on such debt securities for federal income tax purposes solely as a result of the Corporation’s defeasance, and (ii) the holders will be subject to federal income tax in the same amounts and at the same times as would have been the case if the Corporation’s defeasance had not occurred. In the event of defeasance, holders of debt securities must look to the funds the Corporation has deposited with the Trustee to cover payments due under the Indenture.

Modification and Waiver

The Corporation and the Trustee may modify or amend the Indenture by obtaining the written consent of the individuals who hold at least a majority, in aggregate principal amount, of the outstanding debt securities of each series that is affected. However, certain changes can be made only with the consent of each holder of an outstanding series of debt securities. For example, each holder must consent to changes in:

•	the stated maturity date;

•	the principal, premium, or interest payments, if any;

•	the place or currency of any payment;

•	the rights of holders to enforce payment;

•	the percentage of outstanding debt securities of any series, if the consent of the holders of those debt securities is needed to modify, amend or waive certain provisions of the Indenture;

•	the conversion provisions of any convertible debt security; or

•	the subordination provisions.

The holders of a majority, in aggregate principal amount, of the outstanding debt securities of any series can consent, on behalf of the holders of the entire series, to waive certain provisions of the Indenture. In addition, these holders also can consent to waive any past default under the Indenture, except:

•	a default in any payments due; and

•	a default on an Indenture provision that can be modified or amended only with the consent of each holder of an outstanding debt security.

Consolidation, Merger and Sale of Assets

The Corporation cannot merge with, or sell, transfer or lease substantially all of its assets to, another corporation, without the consent of the holders of a majority, in aggregate principal amount, of the outstanding debt securities under the Indenture, unless:

•	the successor corporation is organized and existing under the laws of the United States and assumes the Corporation’s obligations under the Indenture;

•	after giving effect to the transaction, no event of default (and no event which, after notice or lapse of time, would become an event of default) will have occurred and be continuing; and

•	the successor corporation executes a supplemental indenture that assumes the obligations of the Indenture, satisfies the Trustee, and provides the necessary opinions and certificates.

Since the Corporation is a holding company, if one of its subsidiaries distributes its assets as a result of a liquidation or recapitalization of that subsidiary, the rights of the Corporation, of the Corporation’s creditors and of the holders of debt securities to participate in the subsidiary’s distribution of assets will be subject to the prior claims of that subsidiary’s creditors, except to the extent that the Corporation itself may be a creditor with prior claims enforceable against its subsidiary.

Form, Exchange and Transfer

Unless otherwise indicated in a supplemental indenture, the debt securities of each series will be issued only in fully registered form, without coupons, and in denominations of $100,000 and integral multiples of $1,000 thereof. Pursuant to the terms of the new supplemental indenture, the new notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000. At the option of the holder, subject to the terms of the Indenture and the limitations on global securities described in a supplemental indenture, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount. Holders can exchange or register the transfer of their debt securities, in the manner prescribed by the Corporation or the Trustee, at the office of the Corporation’s security registrar or transfer agent as designated by the Corporation. Unless the debt securities provide otherwise, there is no service charge to exchange or register the transfer of debt securities. However, the Corporation may require holders to pay any taxes or other governmental charges. The Corporation can designate additional transfer agents, terminate any transfer agent, or change the office through which a transfer agent acts, but the Corporation must maintain a transfer agent in each place where debt securities payments are made.

Concerning The Trustee

Unless the related supplemental indenture indicates otherwise, U.S. Bank Trust National Association will be the trustee under the Indenture, and will act as the security registrar and paying agent for the Corporation’s debt securities.

The holders of a majority, in aggregate principal amount, of the debt securities of any series will have the right to direct the time, method and place to conduct any proceeding to exercise any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an event of default occurs (and is not cured) with respect to a series of debt securities, the Trustee will be required, in the exercise of its power, to use the same degree of care a prudent person would use in the conduct of that person’s own affairs. Subject to this standard, the Trustee is not obligated to exercise any of its powers under the Indenture at the request of a debt securities holder, unless the holder offers to indemnify the Trustee against any loss, liability or expense, and then only to the extent required by the terms of the Indenture.

Further Issues

We may from time to time, without notice to or the consent of the registered holders of the new notes, create and issue further notes ranking pari passu with the new notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) and so that such further notes may be consolidated and form a single series with the new notes and have the same terms as to status, redemption or otherwise as the new notes.

Governing Law

The Indenture and the new notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act shall be applicable.

BOOK-ENTRY; DELIVERY AND FORM

The following are summaries of certain rules and operating procedures of DTC that affect the payment of principal and interest and the transfers of interests in the global notes. Upon issuance, the notes will be issued only in the form of one or more definitive global securities which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until it is exchanged in whole or in part for notes in definitive form under the limited circumstances described below, a global note may not be transferred except as a whole (1) by DTC to a nominee, (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Ownership of beneficial interests in a global note will be limited to persons that have accounts with DTC for such global note (“participants”) or persons that may hold interests through participants. Upon the issuance of a global note, DTC will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the notes represented by such global note beneficially owned by such participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may limit or impair the ability to own, transfer or pledge beneficial interests in the global notes.

So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global note for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a global note will not be entitled to have notes represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of such notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global note desires to give or take any action that a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or to take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal and interest payments on interests represented by a global note will be made to DTC or its nominee, as the case may be, as the registered owner of such global note. None of Norfolk Southern, the Trustee or any other agent of Norfolk Southern or agent of the Trustee will have any responsibility or liability for any facet of the records relating to or payments made on account of beneficial ownership of interests. We expect that DTC, upon receipt of any payment of principal or interest in respect of a global note, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such global note as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If DTC is at any time unwilling or unable to continue as depository for the notes, and we fail to appoint a successor depository registered as a clearing agency under the Securities Exchange Act of 1934 (the “Exchange Act”) within 90 days, we will issue notes in definitive form in exchange for the respective global notes. Any notes issued in definitive form in exchange for the global notes will be registered in such name or names, and will be issued in denominations of $1,000 and integral multiples of $1,000, as DTC shall instruct the Trustee. It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the global notes.

DTC is a limited purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain anticipated U.S. federal income tax consequences to beneficial holders whose old notes are tendered and accepted in each of the exchange offers. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular holder or to certain types of holders that may be subject to special tax rules (such as banks, tax-exempt entities, insurance companies, S corporations, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold the new notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction or persons that have a “functional currency” other than the U.S. dollar). The discussion is limited to exchanging holders who have held the old notes as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) and (i) who are (a) citizens or residents of the United States, (b) domestic corporations or (c) trusts if, with respect to such a trust, a court within the United States can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust or certain trusts that validly elected to be treated as domestic trusts or (ii) that otherwise are subject to U.S. federal income taxation on a net income basis with respect to the old notes. Further, this discussion assumes that a substantial amount of the new notes is considered to be “traded on an established market” for U.S. federal income tax purposes and that the fair market value of each new note, determined as of the issue date, will be equal to its stated principal amount. Because the law with respect to certain U.S. federal income tax consequences of the exchange offers is uncertain and no ruling has been or will be requested from the Internal Revenue Service (the “Service”) on any U.S. federal income tax matter concerning the exchange offers, no assurances can be given that the Service or a court considering these issues will agree with the positions or conclusions discussed below.

HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE CONSEQUENCES TO THEM OF THE EXCHANGE, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

Payment for Accrued but Unpaid Interest. The cash payment received by each holder for accrued but unpaid interest should be taxable to the holder as ordinary interest income in accordance with the holder’s method of accounting for U.S. federal income tax purposes.

General. The exchange of old notes for new notes should qualify as a tax-free recapitalization under section 368(a)(1)(E) of the Code. Based on the foregoing:

•	a holder of old notes who exchanges such notes for new notes should recognize any gain (but not loss) realized on such old notes in an amount equal to the lesser of:

•	an amount equal to the excess, if any, of (i) the sum of (a) subject to the discussion below regarding the early participation payment, the cash payment received (except to the extent of such cash received for any accrued but unpaid interest) with respect to such tendered old notes and (b) the stated principal amount of the new notes received in exchange for such old notes over (ii) the holder’s adjusted tax basis in such old notes; or

•	an amount equal to, subject to the discussion below regarding the early participation payment, the cash payment received (except to the extent of such cash received for any accrued but unpaid interest) with respect to such tendered old notes.

Except as discussed below, gain recognized by an exchanging holder should be capital gain and should be long-term capital gain, if, at the time of the exchange, the holder’s holding period for the old notes exceeded one year. Gain recognized by an exchanging holder should be treated as ordinary income to the extent of any market discount on the old notes exchanged that has accrued during the period that the exchanging holder held the old notes and that has not previously been included in income by the holder. Old notes generally should be considered to have been acquired with market discount if the stated principal amount of the old notes at the time of acquisition exceeded the holder’s initial tax basis in the old notes by more than a statutory de minimis amount. Market discount accrues on a ratable basis unless the holder elects to accrue the market discount using a constant-yield method.

The gain calculation (as well as the holding period and tax basis calculations discussed below) should be made separately for each block of old notes exchanged, and a loss realized on one block of old notes may not be used to offset a gain recognized on another block of old notes. A holder’s holding period for the new notes should include such holder’s holding period for the old notes exchanged therefor. The aggregate adjusted tax basis in the new notes received should be equal to the aggregate tax basis in the old notes exchanged therefor (i) subject to the discussion below regarding the early participation payment, reduced by the cash payment received (except to the extent of such cash received for any accrued unpaid interest) with respect to such tendered old notes and (ii) increased by the amount of any gain recognized by such holder on the exchange.

Early Participation Payment Received in Connection with the Exchange of Old Notes for New Notes. The U.S. federal income tax treatment of the receipt of the early participation payment upon the exchange of old notes for new notes is unclear because there are no authorities that directly address the treatment of such a payment. We intend to treat any early participation payment received by a holder in connection with the exchange of old notes for new notes as additional consideration received by such holder as part of the exchange. In the event that such early participation payment is not treated as additional consideration received by a holder as part of the exchange, such payment likely would be treated as a separate payment in the nature of a fee paid for such holder’s early tender of old notes, and such holder likely would recognize ordinary income in the amount of such early participation payment.

Amortizable Bond Premium. If a holder’s adjusted tax basis in a new note immediately after the exchange exceeds the stated principal amount of such new note, the holder should be considered to have amortizable bond premium equal to such excess. The holder may elect to amortize this premium using a constant yield method over the term of the new note. A holder who elects to amortize bond premium may offset each interest payment on such new note by the portion of the bond premium allocable to such payment and must reduce its tax basis in such new note by the amount of the premium so amortized.

Market Discount. Accrued market discount on old notes not previously treated as ordinary income by a holder (including, as described above, in connection with the exchange of old notes for new notes) should carry over to the new notes received in exchange therefor. A holder should be required to treat any gain on the sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of a new note as ordinary income to the extent of the accrued market discount on the new note at the time of the disposition unless such market discount has been previously included in income by the holder pursuant to an election by the holder to include the market discount in income as it accrues, or pursuant to a constant yield election by the holder.

Disposition of a New Note. In general, subject to the discussion above regarding market discount, a disposition of a new note should result in capital gain or loss equal to the difference between the amount realized (except to the extent such amount is attributable to accrued but unpaid interest on the new note, which amount should be taxable as ordinary interest income in accordance with such holder’s method of accounting for U.S. federal income tax purposes) and the exchanging holder’s adjusted tax basis in such new note immediately before such disposition (which should reflect any market discount previously included in income). When the new notes to be received by a holder are rounded downward to the nearest integral multiple of $1,000 and the difference (that is, the fractional new note) is paid by us in cash, we intend to treat the holder as having received the aggregate amount of new notes to which such holder otherwise would have been entitled and then having disposed of such fractional new note for cash.

Backup Withholding. Under the backup withholding rules, payments of interest and payments of proceeds from any disposition of a new note may be subject to backup withholding tax unless the exchanging holder (i) is a corporation or comes within certain other exempt categories and demonstrates that fact when required or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. Any amounts deducted and withheld should generally be allowed as a credit against the recipient’s U.S. federal income tax liability, provided appropriate proof is provided under rules established by the Service. Moreover, certain penalties may be imposed by the Service on a recipient of payments that is required to supply information but that does not do so in the proper manner. Holders of new notes should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedures for obtaining such an exemption.

LEGAL MATTERS

Certain legal matters with respect to the validity of the issuance of the new notes will be passed upon for Norfolk Southern by Joseph C. Dimino, Esq. (or other senior general counsel as the Corporation chooses). Mr. Dimino, in his capacity as Senior General Counsel, is a participant in various employee benefit and incentive plans, including stock option plans, offered to employees of the Corporation. As of     , 2005, Mr. Dimino beneficially owns      shares of our common stock and has current exercisable options to purchase      shares of our common stock.

EXPERTS

The consolidated financial statements and related financial statement schedule of Norfolk Southern as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Their report on the consolidated financial statements and related financial statement schedule refers to the adoption by Norfolk Southern in 2003 of Financial Accounting Standards Board Statement No. 143, Accounting for Asset Retirement Obligations, and Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities.

WHERE YOU CAN FIND MORE INFORMATION

Norfolk Southern is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Exchange Act, we file reports and other information with the SEC. Such reports and other information can be read and copies obtained at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports and information statements and other information regarding issuers that file electronically with the SEC, including Norfolk Southern.

We have filed with the SEC a registration statement on Form S-4 (together with all amendments and exhibits, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) with respect to our offering of new notes. This prospectus does not contain all of the information in the Registration Statement. You will find additional information about us and the new notes in the Registration Statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents which are filed as exhibits to the Registration Statement or otherwise filed with the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus incorporates documents, including important business and financial information, by reference that are not part of this prospectus or delivered with this prospectus. This means that we are disclosing important information to you by referring you to those documents. You should be aware that information in a document incorporated by reference may have been modified or superseded by information that is included in other documents that were filed at a later date and which are also incorporated by reference or included in this prospectus.

Norfolk Southern has filed the following documents with the SEC and they are incorporated herein by reference:

•	Annual Report on Form 10-K for the year ended December 31, 2004;

•	Current Reports on Form 8-K filed on January 7, 2005; January 25, 2005 (two filings); January 26, 2005, February 17, 2005; March 9, 2005; March 15, 2005; and ;

•	Definitive Proxy Statement on Schedule 14A filed March 17, 2005; and

•	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2004.

All documents and reports filed by Norfolk Southern pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act with the SEC after the date of this prospectus and before the termination of the offering of the new notes shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge, upon written or oral request, to each person to whom a copy of this prospectus is delivered, a copy of any of the documents of Norfolk Southern (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) incorporated by reference herein. You may request copies by writing or calling us at:

Three Commercial Place

Norfolk, Virginia 23510-2191

(757) 629-2680

Attention: Corporate Secretary

ANNEX A

FORMULA TO DETERMINE THE TOTAL EXCHANGE PRICE

Definitions
YLD	The exchange offer yield equals the sum of (x) the applicable reference United States Treasury yield (the “Reference Yield”), as calculated by Deutsche Bank Securities Inc. to three decimal places in accordance with standard market practice, as of 2:00 p.m., New York City time, on the second business day prior to expiration, as indicated on the Bloomberg screen page PX1 or any recognized quotation source selected by Deutsche Bank Securities Inc. in its sole discretion if the Bloomberg Government Pricing Monitor is not available or is manifestly erroneous, plus (y) applicable fixed spread in basis points, expressed as a decimal number.

CPN	The contractual rate of interest payable on the old note expressed as a decimal number.

N	The number of semi-annual interest payments on the old note, based on the Maturity Date, from (but not including) the expected Settlement Date to (and including) the Maturity Date.

S	The number of days from and including the semi-annual interest payment date immediately preceding the expected Settlement Date up to, but not including, the expected Settlement Date. The number of days is computed using the 30/360 day-count method.

early participation payment	Included in the total exchange price is the early participation payment, equal to $ per $1,000 principal amount of an old note payable in cash.

N S k=1	Summate. The term in the brackets to the right of the summation symbol is separately calculated “N” times (substituting for “k” in that term each whole number shown between 1 and N, inclusive), and the separate calculations are then added together.

exp	Exponentiate. The term to the left of “exp” is raised to the power indicated by the term to the right of “exp.”

total exchange price	The applicable price (including the early participation payment) of an old note per $1,000 principal amount of an old note if notes are tendered at or prior to 5:00 p.m., New York City time, on the early participation date. The total exchange price is rounded to the nearest cent.

Principal Amount of New Notes	Principal Amount of new notes is equal to the principal amount of old notes tendered.

TOTAL EXCHANGE PRICE	=	[	$1,000 (1+YLD/2) exp (N-S/180)	]	N + ∑ k=1	[	$1,000 (CPN/2) (1+YLD/2) exp (k-S/180)	]	— $1,000 (CPN/2)(S/180)

A-1

ANNEX B

HYPOTHETICAL PRICING EXAMPLE

Set forth below is a hypothetical illustration of the total exchange price of the old notes based on hypothetical data. It should, therefore, be used solely for the purpose of obtaining an understanding of the calculation of the total exchange price as quoted at hypothetical rates and times and should not be used or relied upon for any other purpose.

		7.25% Senior Subordinated Notes due February 15, 2031	9.00% Senior Subordinated Notes due March 1, 2021

Maturity Date		February 15, 2031	March 1, 2021

Fixed Spread		% ( basis points)	% ( basis points)

Assumed Price Determination Date and Time		2:00 p.m., New York City time, on	2:00 p.m., New York City time, on

Assumed Settlement Date*

Assumed Reference Yield as of Assumed Price Determination Date and Time

YLD	=

CPN	=

N	=

S	=

total exchange price	=

Principal Amount of New Notes	=

Cash Payment	=

Notes tendered on or prior to expiration of early participation date	=	$	$

Notes tendered after early participation date	=	$	$

*	Assumes expiration of the exchange offers without extension.

B-1

Manually signed copies of the letter of transmittal will be accepted. The letter of transmittal and any other required documents should be sent or delivered by each noteholder or such noteholder’s broker, dealer commercial bank or other nominee to the exchange agent at one of the addresses set forth below.

The Exchange Agent for the Exchange Offers is:

Global Bondholder Services Corporation

By Registered or Certified Mail:	By Hand and Overnight Courier:

65 Broadway-Suite 704	65 Broadway-Suite 704
New York, New York 10006	New York, New York 10006

By Facsimile (for eligible institutions only):	Confirm by Telephone:

(212) 430-3775	(212) 430-3774

The Information Agent for the Exchange Offers is:

Global Bondholder Services Corporation

65 Broadway-Suite 704

New York, New York 10006

Attention: Corporate Affairs

Banks and brokers: (212) 430-3774

Toll free: (866) 470-3800

Questions and requests for assistance related to the exchange offers may be directed to Deutsche Bank Securities Inc. at the telephone numbers and address set out below. Questions and requests for assistance related to the exchange offers or for additional copies of this prospectus and the letter of transmittal may be directed to the information agent at the telephone number and address listed above.

You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the exchange offers.

The joint-lead dealer managers for the exchange offers are:

Deutsche Bank Securities Inc.	Merrill Lynch & Co.
60 Wall Street	4 World Financial Center, North Tower
New York, New York 10005	New York, New York, 10080
Attn: Liability Management Group
Collect: (212) 250-2955
U.S. toll free: (866) 627-0391

The co-dealer managers for the exchange offers are:

Citigroup	Barclays Capital

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

The Virginia Stock Corporation Act (the “Virginia Act”) provides, in general, for the indemnification of Norfolk Southern’s directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under Sections 13.1-697 and 13.1-702 of the Virginia Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful.

Article VI of Norfolk Southern’s Restated Articles of Incorporation provides, in general, for mandatory indemnification of directors and officers (including former directors and officers), to the fullest extent permitted by Virginia law, against liability incurred by them in proceedings by third parties, or by or on behalf of Norfolk Southern itself, by reason of the fact that such person is, or was, a director or officer of Norfolk Southern, or is, or was, serving at the request of Norfolk Southern as a director, officer, employee, agent or otherwise of another corporation. However, the Virginia Act does not permit indemnity for willful misconduct or for a knowing violation of the criminal law.

Article VI of Norfolk Southern’s Restated Articles of Incorporation also provides that in every instance, and to the fullest extent, permitted by Virginia corporate law in effect from time to time, Norfolk Southern directors and officers (including former directors and officers) shall not be liable to Norfolk Southern or its shareholders. Under current Virginia law, this provision cannot limit liability for willful misconduct or for a knowing violation of the criminal law.

Norfolk Southern directors and officers are covered by certain policies providing directors’ and officers’ liability insurance. In general, the insurers are obliged to make payments under these policies only if Norfolk Southern may indemnify a director or officer and does not or cannot do so. The policies are issued on a “claims made” basis.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits:

Exhibit No.	Description
3	Articles of Incorporation and Bylaws.

3.1	The Restated Articles of Incorporation of Norfolk Southern Corporation are incorporated by reference to Exhibit 3(i) to Norfolk Southern Corporation’s Form 10-K filed on March 5, 2001.

3.2	The Bylaws of Norfolk Southern Corporation, as amended January 25, 2005, are incorporated by reference to Exhibit 99 to Norfolk Southern Corporation’s Form 8-K on January 25, 2005.

4	Instruments Defining the Rights of Security Holders, Including Indentures.

4.1	Indenture, dated as of January 15, 1991, between Norfolk Southern Corporation to First Trust of New York, National Association, as Trustee, incorporated by reference to Exhibit 4.1 to Norfolk Southern Corporation’s Registration Statement on Form S-3 (No. 33-38595).

Exhibit No.		Description
4.2		First Supplemental Indenture, dated May 19, 1997, between Norfolk Southern Corporation and First Trust of New York, National Association, as Trustee, related to the issuance of notes in the principal amount of $4.3 billion, is incorporated by reference to Exhibit 1.1(d) to Norfolk Southern Corporation’s Form 8-K filed on May 21, 1997.

4.3		Second Supplemental Indenture, dated April 26, 1999, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, related to the issuance of notes in the principal amount of $400 million, is incorporated herein by reference to Exhibit 1.1(c) to Norfolk Southern Corporation’s Form 8-K filed on April 30, 1999.

4.4		Third Supplemental Indenture, dated May 23, 2000, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, related to the issuance of notes in the principal amount of $600 million, is incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation’s Form 8-K filed on May 25, 2000.

4.5		Fourth Supplemental Indenture, dated as of February 6, 2001, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, related to the issuance of notes in the principal amount of $1 billion, is incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation’s Form 8-K filed on February 7, 2001.

4.6		Fifth Supplemental Indenture, dated as of July 5, 2001, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, related to the issuance of notes in the principal amount of $250 million, is incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation’s Form 8-K filed on July 5, 2001.

4.7		Sixth Supplemental Indenture, dated as of April 30, 2002, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, relating to the issuance of notes in the principal amount of $200 million, is incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation’s Form 8-K filed on May 1, 2002.

4.8		Seventh Supplemental Indenture, dated as of April 30, 2002, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, relating to the issuance of notes in the principal amount of $100 million, is incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation’s Form 8-K filed on May 1, 2002.

4.9		Eighth Supplemental Indenture, dated as of September 17, 2004, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, relating to the issuance of notes in the principal amount of $441.5 million, is incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation’s Form 8-K filed on September 23, 2004.

4.10		Ninth Supplemental Indenture, dated as of March 11, 2005, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, relating to the issuance of notes in the principal amount of $300 million, is incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation’s Form 8-K filed on March 15, 2005.

4.11	*	Form of Supplemental Indenture.

Exhibit No.		Description

4.12		The Indenture, dated August 27, 2004, among PRR Newco, Inc., as Issuer, and Norfolk Southern Railway Company, as Guarantor, and The Bank of New York, as Trustee, is incorporated herein by reference to Exhibit 4(l) to Norfolk Southern Corporation’s Form 10-Q filed on October 28, 2004.

4.13		The First Supplemental Indenture, dated August 27, 2004, among PRR Newco, Inc., as Issuer, and Norfolk Southern Railway Company, as Guarantor, and The Bank of New York, as Trustee, related to the issuance of notes in the principal amount of approximately $451.8 million, is incorporated herein by reference to Exhibit 4(m) to Norfolk Southern Corporation’s Form 10-Q filed on October 28, 2004.

In accordance with Item 601(b)(4)(iii) of Regulation S-K, copies of other instruments of Norfolk Southern Corporation and its subsidiaries with respect to the rights of holders of long-term debt are not filed herewith, or incorporated by reference, but will be furnished to the Commission upon request.

5		Opinion Re: Legality.

5.1	*	Opinion of Joseph C. Dimino, Esq.

5.2	*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

10		Material Contracts.

10.1		The Transaction Agreement, dated as of June 10, 1997, by and among CSX, CSX Transportation, Inc., Registrant, Norfolk Southern Railway Company, Conrail Inc., Consolidated Rail Corporation and CRR Holdings LLC, with certain schedules thereto, previously filed, is incorporated herein by reference to Exhibit 10(a) to Norfolk Southern Corporation’s Form 10-K filed on February 24, 2003.

10.2		Amendment No. 1, dated as of August 22, 1998, to the Transaction Agreement, dated as of June 10, 1997, by and among CSX Corporation, CSX Transportation, Inc., Norfolk Southern Corporation, Norfolk Southern Railway Company, Conrail Inc., Consolidated Rail Corporation and CRR Holdings LLC is incorporated herein by reference from Exhibit 10.1 to Norfolk Southern Corporation’s Form 10-Q filed on August 11, 1999.

10.3		Amendment No. 2, dated as of June 1, 1999, to the Transaction Agreement, dated June 10, 1997, by and among CSX Corporation, CSX Transportation, Inc., Norfolk Southern Corporation, Norfolk Southern Railway Company, Conrail Inc., Consolidated Rail Corporation and CRR Holdings LLC is incorporated herein by reference from Exhibit 10.2 to Norfolk Southern Corporation’s Form 10-Q filed on August 11, 1999.

10.4		Amendment No. 3, dated as of June 1, 1999, and executed in April 2004, to the Transaction Agreement, dated as of June 10, 1997, by and among CSX Corporation, CSX Transportation, Inc., Norfolk Southern Corporation, Norfolk Southern Railway Company, Conrail Inc., Consolidated Rail Corporation and CRR Holdings LLC is incorporated herein by reference from Exhibit 10(dd) to Norfolk Southern Corporation’s Form 10-Q filed on July 30, 2004.

10.5		Shared Assets Area Operating Agreement for North Jersey, dated as of June 1, 1999, by and among Consolidated Rail Corporation, CSX Transportation, Inc. and Norfolk Southern Railway Company, with exhibit thereto, is incorporated herein by reference from Exhibit 10.4 to Norfolk Southern Corporation’s Form 10-Q filed on August 11, 1999.

Exhibit No.	Description
10.6	Shared Assets Area Operating Agreement for South Jersey/ Philadelphia, dated as of June 1, 1999, by and among Consolidated Rail Corporation, CSX Transportation, Inc. and Norfolk Southern Railway Company, with exhibit thereto, is incorporated herein by reference from Exhibit 10.5 to Norfolk Southern Corporation’s Form 10-Q filed on August 11, 1999.

10.7	Shared Assets Area Operating Agreement for Detroit, dated as of June 1, 1999, by and among Consolidated Rail Corporation, CSX Transportation, Inc. and Norfolk Southern Railway Company, with exhibit thereto, is incorporated herein by reference from Exhibit 10.6 to Norfolk Southern Corporation’s Form 10-Q filed on August 11, 1999.

10.8	Amendment No. 1, dated as of June 1, 2000, to the Shared Assets Areas Operating Agreement for North Jersey, South Jersey/Philadelphia and Detroit, dated as of June 1, 1999, by and among Consolidated Rail Corporation, CSX Transportation, Inc. and Norfolk Southern Railway Company, with exhibit thereto, is incorporated herein by reference to Exhibit 10(h) to Norfolk Southern Corporation’s 10-K filed on March 5, 2001.

10.9	Amendment No. 2, dated as January 1, 2001, to the Shared Assets Area Operating Agreements for North Jersey, South Jersey/Philadelphia and Detroit, dated as of June 1, 1999, by and among Consolidated Rail Corporation, CSX Transportation, Inc. and Norfolk Southern Railway Company, with exhibit thereto, is incorporated herein by reference to Exhibit 10(j) to Norfolk Southern Corporation’s Form 10-K filed on February 21, 2002.

10.10	Amendment No. 3, dated as of June 1, 2001, and executed in May of 2002, to the Shared Assets Area Operating Agreement for North Jersey, South Jersey/Philadelphia and Detroit, dated as of June 1, 1999, by and among Consolidated Rail Corporation, CSX Transportation, Inc. and Norfolk Southern Railway Company, with exhibit thereto, is incorporated herein by reference to Exhibit 10(k) to Norfolk Southern Corporation’s Form 10-K filed on February 24, 2003.

10.11	Monongahela Usage Agreement, dated as of June 1, 1999, by and among CSX Transportation, Inc., Norfolk Southern Railway Company, Pennsylvania Lines LLC and New York Central Lines LLC, with exhibit thereto, is incorporated herein by reference from Exhibit 10.7 to Norfolk Southern Corporation’s Form 10-Q filed on August 11, 1999.

10.12	The Agreement, entered into as of July 27, 1999, between North Carolina Railroad Company and Norfolk Southern Railway Company, is incorporated herein by reference from Exhibit 10(i) to Norfolk Southern Corporation’s Form 10-K filed on March 6, 2000.

10.13	The Supplementary Agreement, entered into as of January 1, 1987, between the Trustees of the Cincinnati Southern Railway and The Cincinnati, New Orleans and Texas Pacific Railway Company (the latter a wholly owned subsidiary of Norfolk Southern Railway Company) extending and amending a Lease, dated as of October 11, 1881 is incorporated by reference to Exhibit 10(k) to Norfolk Southern Corporation’s Form 10-K filed on March 5, 2001.

10.14	The Norfolk Southern Corporation Executive Management Incentive Plan, effective January 25, 2000, is incorporated by reference herein from Exhibit 10(1) to Norfolk Southern Corporation’s Form 10-K filed on March 6, 2000.

10.15	The Norfolk Southern Corporation Long-Term Incentive Plan, as amended effective January 28, 2003, is incorporated herein by reference to Exhibit 10(p) to Norfolk Southern Corporation’s Form 10-K filed on February 24, 2003.

Exhibit No.	Description
10.16	The Norfolk Southern Corporation Officers’ Deferred Compensation Plan, as amended effective September 26, 2000, is incorporated herein by reference to Exhibit 10(n) to Norfolk Southern Corporation’s Form 10-K filed on March 5, 2001.

10.17	The Norfolk Southern Corporation Executives’ Deferred Compensation Plan, as amended effective January 20, 2001, is incorporated herein by reference to Exhibit 10(o) to Norfolk Southern Corporation’s Form 10-K filed on March 5, 2001.

10.18	The Directors’ Deferred Fee Plan of Norfolk Southern Corporation, as amended effective January 23, 2001, is incorporated herein by reference to Exhibit 10(p) to Norfolk Southern Corporation’s Form 10-K filed on March 5, 2001.

10.19	The Norfolk Southern Corporation Directors’ Restricted Stock Plan, effective January 1, 1994, as restated November 24, 1998, is incorporated herein by reference from Exhibit 10(h) to Norfolk Southern Corporation’s Form 10-K filed on March 24, 1999.

10.20	Form of Severance Agreement, dated as of June 1, 1996, between Norfolk Southern Corporation and certain executive officers (including those defined as “named executive officers” and identified in the Corporation’s Proxy Statement for the 1997 through 2001 Annual Meetings of Stockholders) is incorporated herein by reference from Exhibit 10(t) to Norfolk Southern Corporation’s Form 10-K filed on February 21, 2002.

10.21	Norfolk Southern Corporation Supplemental (formerly, Excess) Benefit Plan, effective as of August 22, 1999, is incorporated herein by reference from Exhibit 10(r) to Norfolk Southern Corporation’s Form 10-K filed on March 6, 2000.

10.22	The Norfolk Southern Corporation Directors’ Charitable Award Program, effective February 1, 1996, is incorporated herein by reference from Exhibit 10(v) to Norfolk Southern Corporation’s Form 10-K filed on February 21, 2002.

10.23	The Norfolk Southern Corporation Outside Directors’ Deferred Stock Unit Program, as amended effective January 28, 2003, is incorporated herein by reference to Exhibit 10(x) to Norfolk Southern Corporation’s Form 10-K filed on February 24, 2003.

10.24	Agreement, dated as of October 1, 2001, providing enhanced pension benefits to three officers in exchange for their continued employment with Norfolk Southern Corporation for two years, is incorporated herein by reference to Exhibit 10(w) to Norfolk Southern Corporation’s Form 10-Q filed on November 9, 2001. The agreement was entered into with L. Ike Prillaman, Vice Chairman and Chief Marketing Officer; Stephen C. Tobias, Vice Chairman and Chief Operating Officer; and Henry C. Wolf, Vice Chairman and Chief Financial Officer.

10.25	The Norfolk Southern Corporation Thoroughbred Stock Option Plan, as amended effective January 28, 2003, is incorporated herein by reference to Exhibit 10(z) to Norfolk Southern Corporation’s Form 10-K filed on February 24, 2003.

10.26	The Norfolk Southern Corporation Restricted Stock Unit Plan, effective January 28, 2003, is incorporated herein by reference to Exhibit 10(bb) to Norfolk Southern Corporation’s Form 10-K filed on February 24, 2003.

10.27	The Norfolk Southern Corporation Executive Life Insurance Plan, as amended, effective October 1, 2003, is incorporated herein by reference to Exhibit 10 to Norfolk Southern Corporation’s Form 10-Q filed on October 31, 2003.

Exhibit No.	Description
10.28	Distribution Agreement, dated as of July 26, 2004, by and among CSX Corporation, CSX Transportation, Inc., CSX Rail Holding Corporation, CSX Northeast Holdings Corporation, Norfolk Southern Corporation, Norfolk Southern Railway Company, CRR Holdings LLC, Green Acquisition Corp., Conrail Inc., Consolidated Rail Corporation, New York Central Lines LLC, Pennsylvania Lines LLC, NYC Newco, Inc. and PRR Newco, Inc., is incorporated herein by reference to Exhibit 2.1 to Norfolk Southern Corporation’s Form 8-K filed on September 2, 2004.

10.29	Amendment No. 5 to the Transaction Agreement, dated as of August 27, 2004, by and among CSX Corporation, CSX Transportation, Inc., Norfolk Southern Corporation, Norfolk Southern Railway Company, Conrail Inc., Consolidated Rail Corporation and CRR Holdings LLC, is incorporated herein by reference to Exhibit 10.1 to Norfolk Southern Corporation’s Form 8-K filed on September 2, 2004.

10.29	Tax Allocation Agreement, dated as of August 27, 2004, by and among Green Acquisition Corp., Conrail Inc., Consolidated Rail Corporation, New York Central Lines LLC and Pennsylvania Lines LLC, is incorporated herein by reference to Exhibit 10.2 to Norfolk Southern Corporation’s Form 8-K filed on September 2, 2004.

10.30	Credit Agreement dated as of August 31, 2004, between Norfolk Southern Corporation and various lenders, is incorporated herein by reference to Exhibit 99 to Norfolk Southern Corporation’s Form 8-K/A filed on September 7, 2004.

10.31	Form of 2005 Incentive Stock Option and Non-Qualified Stock Option Agreement, as amended, under the Norfolk Southern Long-Term Incentive Plan is incorporated herein by reference to Exhibit 99 to Norfolk Southern Corporation’s Form 8-K filed on January 7, 2005.

10.32	Form of 2005 Restricted Share Agreement, as amended, under the Norfolk Southern Corporation Long-Term Incentive Plan is incorporated herein by reference to Exhibit 99 to Norfolk Southern Corporation’s Form 8-K filed on January 7, 2005.

10.33	Form of 2005 Performance Share Unit Award, as amended, under the Norfolk Southern Corporation Long-Term Incentive Plan is incorporated herein by reference to Exhibit 99 to Norfolk Southern Corporation’s Form 8-K filed on January 7, 2005.

10.34	Form of 2005 Restricted Stock Unit Agreement, as amended, under the Norfolk Southern Corporation Restricted Stock Unit Plan is incorporated herein by reference to Exhibit 99 to Norfolk Southern Corporation’s Form 8-K filed on January 7, 2005.

12	Statements Re: Computation of Ratios.

12.1	Statement regarding the computation of ratio of earnings to fixed charges for the Registrant incorporated herein by reference to Exhibit 12 to Norfolk Southern Corporation’s Form 10-K filed on March 2, 2005.

23	Consents.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of James A. Squires, Esq. (included in Exhibit 5.1).

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).

Exhibit No.	Description
24	Powers of Attorney.

24.1	Power of Attorney included on signature page hereto.

25	Statement Of Eligibility Of Trustee.

25.1*	Statement of Eligibility and Qualification on Form T-1 of U.S. Bank Trust National Association, as Trustee under the Indenture relating to the notes to be issued upon exchange of the Registrant’s 7.25% notes due 2031, 9.00% notes due 2021 and 7.80% notes due 2027.

99	Additional Exhibits.

99.1*	Form of Letter of Transmittal relating to the Registrant’s 7.25% notes due 2031 and 9.00% notes due 2021.

99.2*	Form of Letter of Transmittal relating to the Registrant’s 7.80% notes due 2027.

99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees relating to the Registrant’s 7.25% notes due 2031 and 9.00% notes due 2021.

99.4*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees relating to the Registrant’s 7.80% notes due 2027.

99.5*	Form of Letter to Clients relating to the Registrant’s 7.25% notes due 2031 and 9.00% notes due 2021.

99.6*	Form of Letter to Clients relating to the Registrant’s 7.80% notes due 2027.

99.7*	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

*	Filed herewith.

(b) Financial Statement Schedules:

Schedule II—Valuation and Qualifying Accounts.

Item 22. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) That, for the purpose of determining any liability under the Securities Act of 1934, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Norfolk Southern Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, Commonwealth of Virginia, on April 4, 2005.

NORFOLK SOUTHERN CORPORATION

By:	/s/ DAVID R. GOODE
Name:	David R. Goode
Title:	Chairman and Chief Executive Officer

Each person whose signature appears below hereby severally constitutes and appoints Henry C. Wolf, James A. Hixon, James A. Squires or any of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID R. GOODE David R. Goode	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	April 4, 2005

/s/ CHARLES W. MOORMAN Charles W. Moorman	President and Director	April 4, 2005

/s/ HENRY C. WOLF Henry C. Wolf	Vice Chairman and Chief Financial Officer (Principal Financial Officer)	April 4, 2005

/s/ MARTA R. STEWART Marta R. Stewart	Vice President and Controller (Principal Accounting Officer)	April 4, 2005

/s/ GERALD L. BALILES Gerald L. Baliles	Director	April 4, 2005

/s/ GENE R. CARTER Gene R. Carter	Director	April 4, 2005

/s/ ALSTON D. CORRELL Alston D. Correll	Director	April 4, 2005

Signature	Title	Date

/s/ LANDON HILLIARD Landon Hilliard	Director	April 4, 2005

/s/ BURTON M. JOYCE Burton M. Joyce	Director	April 4, 2005

/s/ STEVEN F. LEER Steven F. Leer	Director	April 4, 2005

/s/ JANE MARGARET O’BRIEN Jane Margaret O’Brien	Director	April 4, 2005

/s/ HAROLD W. POTE Harold W. Pote	Director	April 4, 2005

/s/ J. PAUL REASON J. Paul Reason	Director	April 4, 2005